Classification: Limited

Exhibit 2(d)

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2019, Lloyds Banking Group plc (“LBG,” the “Company,” “we,” “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol	Name of each exchange on which registered
Ordinary shares of nominal value 10 pence each, represented by American Depositary Shares		The New York Stock Exchange
4.344% Subordinated Securities due in 2048	LYG48A	The New York Stock Exchange
5.300% Subordinated Securities due 2045	LYG45	The New York Stock Exchange
3.574% Senior Notes due in 2028 (callable in 2027)	LYG28A	The New York Stock Exchange
4.375% Senior Notes due 2028 *	LYG28B	The New York Stock Exchange
4.550% Senior Notes due 2028	LYG28C	The New York Stock Exchange
3.750% Senior Notes due 2027	LYG27	The New York Stock Exchange
4.650% Subordinated Securities due 2026	LYG26	The New York Stock Exchange
4.450% Senior Notes due 2025	LYG25A	The New York Stock Exchange
4.582% Subordinated Securities due 2025	LYG25	The New York Stock Exchange
3.500% Senior Notes due 2025	LYG25	The New York Stock Exchange
4.500% Subordinated Securities due 2024	LYG24	The New York Stock Exchange
4.050% Senior Notes due 2023	LYG23A	The New York Stock Exchange
2.907% Senior Notes due 2023 (callable in 2022)	LYG23	The New York Stock Exchange
3.000% Senior Notes due 2022	LYG22	The New York Stock Exchange
3.300% Senior Notes due 2021	LYG21A	The New York Stock Exchange
Floating Rate Senior Notes due 2021	LYG21B	The New York Stock Exchange
Floating Rate Senior Notes due 2021	LYG21A	The New York Stock Exchange
3.100% Senior Notes due 2021	LYG21	The New York Stock Exchange
6.375% Senior Notes due 2021	LYG21	The New York Stock Exchange
2.700% Senior Notes due 2020	LYG20A	The New York Stock Exchange
2.400% Senior Notes due 2020	LYG20	The New York Stock Exchange
3.500% Senior Notes due 2020	LYG20	The New York Stock Exchange

Capitalized terms used but not defined herein have the meanings given to them in LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2019.

ORDINARY SHARES

The following is a summary of the material terms of the ordinary shares of nominal value of £0.10, as set forth in our Articles of Association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our Articles of Association, which are filed as an exhibit to the Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, incorporated by reference into this document.

Share Capital

As at December 31, 2019, the number of shares outstanding was as follows:

Class of Share	number (in thousands)	amount (in £m)

Ordinary shares, nominal value of 10 pence each	70,052,558	7,005
Preference shares, nominal value of 25 pence each	412,201	103
Preference shares, nominal value of 25 cents each	809	0.2
Preference shares, nominal value of 25 euro cents each	–	–

Classification: Limited

Objects of LBG

The objects of LBG are unrestricted.

Rights Attaching to Ordinary Shares

Any ordinary share in LBG may be issued with any preferred, deferred or other special rights (including being denominated in another currency), or subject to such restrictions (whether as regards dividend, returns of capital, voting or otherwise) as LBG may from time to time determine by ordinary resolution or as otherwise provided in the Articles of Association.

Subject to statute, LBG may issue any ordinary shares which are, or at LBG’s option are, liable to be redeemed. The directors may determine the terms and conditions and manner of such redemption.

Voting Rights

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, LBG may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Every holder of ordinary shares who is entitled to be and is present in person (including any corporation by its duly authorized representative) at a general meeting of LBG and is entitled to vote will have one vote on a show of hands and, on a poll, if present in person or by proxy, will have one vote for every such share held by him, save that a member will not be entitled to exercise the right to vote carried by such shares if he or any person appearing to be interested in the shares held by him has been duly served with a notice under the Companies Act 2006 (requiring disclosure of interests in shares) and is in default in supplying LBG with information required by such notice.

General Meetings

Annual general meetings of LBG are to be held, in each period of six months beginning with the day following LBG’s accounting reference date, in Edinburgh or such other place in Scotland as the directors shall appoint and at a date and time as may be determined by the directors. All other general meetings may be convened whenever the directors think fit and shall be requisitioned in accordance with the requirements of the Articles of Association.

LBG must prepare a notice of meeting in respect of a general meeting in accordance with the requirements of the Articles of Association and the Companies Act 2006. LBG must give at least 21 days’ notice in writing of an annual general meeting. All other general meetings may be called by at least 14 days’ notice in writing.

The directors may make arrangements to enable attendance or regulate the level of attendance at any place specified in the notice of meeting for the holding of a general meeting and, in any such case, shall direct that the meeting be held at a specified place, where the chairman of the meeting shall preside, and make arrangements for simultaneous attendance and participation by members and proxies at other locations. The chairman of a general meeting has express authority to adjourn the meeting if, in his opinion, it appears impracticable to hold or continue the meeting because of crowding or unruly conduct or because an adjournment is otherwise necessary for the proper conduct of the meeting.

The processes and procedures for the conduct of a general meeting (including adjourning meetings, voting, amending resolutions and appointing proxies) is established under the Articles of

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Classification: Limited

Association and the Companies Act 2006. The chairman of a general meeting shall be entitled to take any action he considers appropriate for properly and orderly conduct before and during a general meeting. The directors shall be entitled to ask persons wanting to attend to submit to searches or other security arrangements as such directors consider appropriate.

The quorum necessary for the transaction of business at a general meeting is three members present in person or by proxy and entitled to vote.

Dividends and other Distributions and Return of Capital

Under the Companies Act 2006, before LBG can lawfully make a distribution, it must ensure that it has sufficient distributable reserves (accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made). Under the Articles of Association (and subject to statute) the directors are entitled to set aside out of the profits of LBG any sums as they think proper which, at their discretion, shall be applicable for any purpose to which the profits of LBG may be applied.

The shareholders in general meeting may, by ordinary resolution, declare dividends to be paid to members of LBG, but no dividends shall be declared in excess of the amount recommended by the directors. The directors may pay fixed dividends on any class of shares carrying a fixed dividend and may also from time to time pay dividends, interim or otherwise, on shares of any class as they think fit. Except in so far as the rights attaching to any shares otherwise provide, all dividends shall be apportioned and paid pro rata according to the amounts paid up thereon. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency or currencies as the directors may determine using such exchange rates as the directors may select.

The opportunity to elect to receive new shares instead of any cash dividend recommended by the directors, may be offered to shareholders provided that the directors shall have obtained in advance the shareholders’ approval to do so as required by the Articles of Association and the procedures under the Articles of Association is followed for allotting such shares.

In addition, LBG may by ordinary resolution direct the payment of a dividend in whole or in part by the distribution of specific assets (a distribution in specie).

On any distribution by way of capitalization, the amount to be distributed will be appropriated amongst the holders of ordinary shares in proportion to their holdings of ordinary shares (pro rata to the amount paid up thereon). If the amount to be distributed is applied in paying up in full unissued ordinary shares of LBG, a shareholder will be entitled to receive bonus shares of the same class as the shares giving rise to his entitlement to participate in the capitalization.

Any dividend or other moneys payable to a member that has not been cashed or claimed after a period of 12 years from the date of declaration of such dividend or other moneys payable to a member will be forfeited and revert to LBG. LBG shall be entitled to use such unclaimed or unclaimed dividend or other moneys payable to a member for its benefit for its general corporate purposes. LBG shall not be a trustee of dividends or other moneys payable that have not been cashed or claimed and it shall not be liable to pay interest on such dividends or other moneys.

On a return of capital, whether in a winding-up or otherwise, the ordinary shares will rank equally in all respects.

LBG’s ordinary shares do not confer any rights of redemption.

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Classification: Limited

LBG may, subject to applicable law and to the Articles of Association, issue redeemable shares and redeem the same. LBG has issued certain preference shares which are redeemable. In general, subject to applicable law (if and to the extent required under applicable law and regulation) and the receipt of permission from the U.K. Prudential Regulation Authority, some of these shares are redeemable by LBG on a specified date and in some cases, thereafter on relevant dividend payment dates. Others are redeemable at any time during a specified period and following the occurrence of specified regulatory events.

Under the Articles of Association and the Companies Act 2006, the liability of shareholders is limited to the amount (if any) for the time being unpaid on the shares held by that shareholder.

Variation of Rights and Alteration of Capital

Subject to the provisions of the Companies Act 2006, the CREST Regulations and every other statute for the time being in force or any judgment or order of any court of competent jurisdiction concerning companies and affecting LBG (the statutes), the rights attached to any class of shares for the time being in issue may be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. At any such separate meeting, the provisions of the Articles of Association relating to general meetings will apply, but the necessary quorum at any such meeting will be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class (except at an adjourned meeting, at which the quorum shall be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll and every such holder shall on a poll have one vote for every share of the class held by such holder.

As a matter of U.K. law, LBG may, by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person. Where a consolidation or subdivision of shares would result in fractions of a share, the directors may sell the shares representing the fractions for the best price reasonably obtainable, and distribute the net proceeds of such sale to the relevant members entitled to such proceeds. Where a member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure (as determined by the directors), such portion may be distributed to a charitable organization at the directors’ discretion.

Subject to the provisions of the statutes, LBG may, by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Transfer of Shares

All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and must be executed by or on behalf of the transferor and, except in the case of fully paid shares, by or on behalf of the transferee. The transferor will be deemed to remain the holder of the shares transferred until the name of the transferee is entered in the register of members of LBG in respect thereof. All transfers of shares which are in uncertificated form may be effected by means of a relevant system, unless the CREST Regulations provide otherwise.

The directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List of the U.K. Financial Conduct Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The directors may also decline to register a transfer unless either:

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Classification: Limited

•	the instrument of transfer and the lodging of such instrument complies with the requirements of the Articles of Association and the transfer is in respect of only one class of shares; or
•	the transfer is in favor of not more than four persons as the transferee.

The directors shall refuse to register the transfer of any share on which LBG has a lien.

The Articles of Association otherwise contain no restrictions on the free transferability of fully paid shares.

LBG’s shares are in registered form and the Articles of Association and U.K. company law do not provide for bearer shares or bearer share warrants.

Subject to the statutes and the rules (as defined in the CREST Regulations), and apart from any class of wholly dematerialized security, the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of an electronic trading system or that shares of any class should cease to be so held and so transferred.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules of the U.K. Financial Conduct Authority require LBG shareholders to notify LBG if the voting rights held by such LBG shareholders (including by way of a certain financial instrument) reach, exceed or fall below 3 per cent and each 1 per cent threshold thereafter up to 100 per cent. Under the Disclosure and Transparency Rules, certain voting rights in LBG may be disregarded.

Pursuant to the Companies Act 2006, LBG may also send a notice to any person whom LBG knows is interested in LBG’s shares or any person whom LBG has reasonable cause to believe is, or at any time during the three years immediately preceding the date on which such notice is issued, has been interested in LBG’s shares, requiring that person to confirm whether he has or had such an interest and if so provide details of that interest as required by the notice.

Under the Articles of Association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the default shares), the LBG directors may serve a restriction notice on such a person. Such a restriction notice will state that the default shares and, if the LBG directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of LBG.

In respect of a person with a 0.25 per cent or more interest in the issued shares of the class in question, the LBG directors may direct by notice to such member that, subject to certain exceptions, no transfers of shares held by such person shall be registered and/or that any dividends or other payments on the default shares shall be retained by LBG pending receipt by LBG of the information requested by the LBG directors.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

Other than as provided by the Companies Act 2006 and The City Code on Takeovers and Mergers, there are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares.

Untraced Members

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Classification: Limited

LBG is entitled to sell, as the agent of a member, at the best price reasonably obtainable, any share registered in the name of a member (or any other person entitled to such shares at law) provided that: (i) such shares remaining untraced for 12 years and during that period at least three dividends in respect of such shares have become payable and no dividend in respect of those shares has been cashed or claimed by the relevant member; (ii) LBG uses reasonable efforts to trace the relevant member and, following the expiry of the 12 year period, sends a notice to the last known physical or email address of such member stating LBG’s intention to sell the shares; and (iii) during the three months following sending such notice, LBG does not receive any communication from such member. LBG can also sell, at the best price reasonably obtainable, any additional shares held by the same member that were issued during such 12 year period provided that no dividend on such additional shares has been cashed or claimed by such member during such period.

The proceeds from the sale of untraced shares shall be forfeited by the relevant member and shall belong to LBG. LBG shall not be liable or be required to account to the member for the proceeds of such sale. LBG is entitled to use or invest the proceeds from such sale in any manner that the directors think fit.

Forfeiture and Lien

The directors may by resolution make calls upon members in respect of any moneys unpaid on their shares (but subject to the terms of allotment of such shares) in the manner required by the Articles of Association

If a member fails to pay in full any call or installment of a call on or before the due date for payment, then, following notice by the directors requiring payment of the unpaid amount with any accrued interest and any expenses incurred, such share may be forfeited by a resolution of the directors to that effect (including all dividends declared in respect of the forfeited share and not actually paid before such forfeiture). A member whose shares have been forfeited will cease to be a member in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to LBG all monies which at the date of forfeiture were presently payable together with interest. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal or waive payment in whole or part.

LBG has a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt from such a lien, either wholly or partially.

A forfeited share becomes the property of LBG, and it may be sold, re-allotted, otherwise disposed of or canceled as the directors see fit. Any share on which LBG has a lien may be sold on the terms set out in the Articles of Association. The proceeds of sale shall first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Winding-Up

The directors have the power, in the name and on behalf of LBG, to present a petition to the court for LBG to be wound up.

If LBG is wound up, the liquidator may, with the authority of an ordinary resolution, divide amongst the members in specie or kind the whole or any part of the assets of LBG. The liquidator may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members.

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Classification: Limited

The liquidator may vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, and the liquidation may be closed and LBG dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the corporate trust offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London. The principal executive office of the Depositary and its corporate trust office is currently located at 240 Greenwich Street, New York, NY 10286. The Depositary was incorporated pursuant to a special act of the New York State legislature passed on April 19, 1871. The Depositary now operates as a banking corporation under the New York State Banking Law.

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent four ordinary shares, or evidence of the right to receive four ordinary shares, deposited with the Custodian and registered in the name of the Depositary or its nominee (such ordinary shares, together with any additional ordinary shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such ordinary shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution. A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder. Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. See “—Direct Registration System” below.

Holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the ordinary shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a

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Classification: Limited

statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the corporate trust office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person. The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its corporate trust office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its corporate trust office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of ordinary shares (or evidence of rights to receive ordinary shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Upon surrender at the corporate trust office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt of the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Ordinary shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those ordinary shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those ordinary shares for deposit, require the person depositing those ordinary shares to provide the Depositary with a certificate to the foregoing effect.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited ordinary shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited ordinary shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited ordinary shares consists of a dividend in, or free distribution of, ordinary shares, the Depositary may, and will, if we request, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of ordinary shares

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Classification: Limited

received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional ordinary shares distributed in respect of the deposited ordinary shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or ordinary shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Redemption

If the Depositary receives notice of redemption of Deposited Securities, it will surrender those Deposited Securities on the redemption date and call for surrender of a corresponding number of ADSs. Upon surrenders of the ADSs called for surrender, the Depositary will deliver the proceeds of the redeemed Deposited Securities as described above under “—Deposit and Withdrawal”.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited ordinary shares, or whenever the Depositary causes a change in the number of ordinary shares represented by each ADS or receives notice of any meeting of holders of ordinary shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of ordinary shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting or solicitation of consents or proxies of holders of ordinary shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

•	the information contained in the notice of meeting;
•	a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the ordinary shares represented by their ADSs; and
•	a brief explanation of how they may give instructions, including an express indication that they may be deemed to have instructed the Depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the ordinary shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADRs may not receive notice or otherwise learn of a meeting of holders of ordinary shares in time to instruct the Depositary prior to a cut-off date the Depositary will set. The Depositary will not vote the ordinary shares except in accordance with such instructions or deemed instructions.

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Classification: Limited

If the Depositary does not receive instructions from an ADS holder on or before the date the Depositary establishes for this purpose, the Depositary may deem such holder to have directed the Depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the Depositary will not give a discretionary proxy to a designated member or the Directors with respect to any matter as to which we inform the Depositary that:

•	we do not wish the proxy to be given;
•	substantial opposition exists; or
•	the rights of holders of the ordinary shares may be materially affected.

Holders of ADSs will not be entitled to vote ordinary shares directly.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Reports and Notices

We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of ordinary shares and made generally available by us to the holders of those ordinary shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of the ordinary shares;
•	any adjourned meeting of holders of the ordinary shares; or
•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the ordinary shares,

we have agreed to transmit to the Depositary and the custodian a copy of the notice in the form given or to be given to holders of the ordinary shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the ordinary shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADRs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No

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Classification: Limited

amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the ordinary shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least thirty (30) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

•	discontinue the registration of transfers of ADSs;
•	suspend the distribution of dividends to holders of ADSs; and
•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the ordinary shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver ordinary shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement, the Depositary may sell the ordinary shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing ordinary shares, or by any party surrendering ADSs or to whom ADSs are issued:

•	any applicable taxes or other governmental charges the Depositary or custodian have to pay on any ADS or ordinary share underlying an ADS;

•	any applicable registration or transfer fees on deposits or withdrawals of ordinary shares;

•	cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADSs or persons depositing or withdrawing ordinary shares;

•	expenses incurred or paid by the Depositary in any conversion of foreign currency into dollars $5.00 (or less per 100 ADSs (or portion of 100 ADSs))

•	Issuances of ADSs, including issuances resulting from a distribution of shares or rights or other property
•	Cancelation of ADS for the purpose of withdrawal, including if the deposit agreement terminates
•	Any cash distribution to ADS registered holders $.02 (or less) per ADS
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Classification: Limited

•	a fee for the distribution to ADS holders of any securities in an amount equal to the fee for the delivery of ADRs referred to above which would have been charged if the securities distributed to ADS holders had been ordinary shares which were deposited with the custodian; and

•	any charges incurred by the Depositary or its agents for the servicing of ordinary shares.

Under the deposit agreement, the Depositary may charge an annual fee of $0.02 or less per ADS for depositary services.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADRs or on the ordinary shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the ordinary shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited ordinary shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited ordinary shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Issuance in a Series

We may issue ordinary shares in more than one class or series or that otherwise entitle their holders to rights that vary from the rights to which other ordinary shares entitle their holders. “Series”, as used in this section and when used with respect to ordinary shares, shall mean all outstanding ordinary shares that entitle their holders to identical rights with respect to those ordinary shares, regardless of the title or any other designation that may be assigned to ordinary shares. The Depositary shall direct the Custodian to hold ordinary shares of a Series deposited under the deposit agreement, and other Deposited Securities it receives in respect of those ordinary shares in a segregated account different from the account in which it holds ordinary shares of any other Series.

Ordinary shares of each Series that are deposited under the deposit agreement shall be represented by a “Series” of ADSs separate from the ADSs representing ordinary shares of any other Series. Each series of ADSs, to the extent certificated, shall be evidenced by a “Series” of ADRs separate from the ADRs evidencing ADSs of any other Series.

If the rights to which deposited ordinary shares of a Series entitle their holders are modified such that those rights become identical to the rights to which deposited ordinary shares of another Series entitle their holders, the Depositary shall cause the Custodian to combine the accounts in which the former separate Series of ordinary shares are held, the Series of ADSs representing those ordinary shares will automatically be combined into one Series of ADSs and the Depositary may take any action necessary or convenient to effect that combination. At any time after that combination, the owners of ADRs affected by that combination will be entitled to surrender their ADRs to the Depositary and receive ADRs reflecting the designation of the ADSs owned by them as a result of that combination.

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Classification: Limited

Holders of ADSs of a Series shall be entitled to rights under the deposit agreement only with respect to deposited ordinary shares of the corresponding Series and other Deposited Securities received in respect of deposited ordinary shares of that Series.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any ordinary shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the ordinary shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the ordinary shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, information

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Classification: Limited

relating to the registration on our books or those that the registrar maintains for us for the ordinary shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of ordinary shares may only be suspended as a result of:

•	temporary delays caused by closing the transfer books or those of the Depositary or the deposit of ordinary shares in connection with voting at shareholder meetings, or the payment of dividends;
•	the non-payment of fees, taxes and similar charges; and
•	non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of ordinary shares.

DEBT SECURITIES

Each series of notes listed on the New York Stock Exchange and set forth on the cover page to LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2019 has been issued by Lloyds Banking Group plc. Each of these series of notes was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes.

The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Date of Base Prospectus	Series	Registration Statement	Date of Issuance
June 3, 2019	2.858% Senior Callable Fixed-to-Floating Rate Notes due 2023	333-231902	September 10, 2019
June 2, 2016	3.900% Senior Notes Due 2024	333-211791	March 5, 2019
June 2, 2016	4.050% Senior Notes due 2023	333-211791	August 9, 2018
June 2, 2016	4.550% Senior Notes due 2028	333-211791	August 9, 2018
June 2, 2016	Floating Rate Senior Notes due 2021	333-211791	June 14, 2018
June 2, 2016	3.300% Senior Notes due 2021	333-21179	May 1, 2018
June 2, 2016	Floating Rate Senior Notes due 2021	333-211791	May 1, 2018
June 2, 2016	4.450% Senior Notes due 2025	333-211791	May 1, 2018
June 2, 2016	4.375% Senior Notes due 2028	333-211791	March 15, 2018
June 2, 2016	4.344% Subordinated Securities due in 2048	333-211791	January 4, 2018
June 2, 2016	3.574% Senior Notes due in 2028 (callable in 2027)	333-211791	October 31, 2017
June 2, 2016	2.907% Senior Notes due 2023 (callable in 2022)	333-211791	October 31, 2017
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Classification: Limited

Date of Base Prospectus	Series	Registration Statement	Date of Issuance
June 2, 2016	3.000% Senior Notes due 2022	333-211791	January 4, 2017
June 2, 2016	3.750% Senior Notes due 2027	333-211791	January 4, 2017
June 2, 2016	3.100% Senior Notes due 2021	333-211791	June 30, 2016
June 7, 2013	4.650% Subordinated Securities due 2026	333-189150	March 17, 2016
June 7, 2013	2.700% Senior Notes due 2020	333-189150	August 10, 2015
June 7, 2013	3.500% Senior Notes due 2025	333-189150	May 11, 2015
June 7, 2013	2.400% Senior Notes due 2020	333-189150	March 12, 2015
June 7, 2013	4.500% Subordinated Securities due 2024	333-189150	October 29, 2014
December 22, 2010	6.375% Senior Notes due 2021	333-167844	January 13, 2011
November 4, 2016	5.300% Subordinated Securities due 2045	333-214016	November 4, 2016
November 4, 2016	4.582% Subordinated Securities due 2025	333-214016	November 4, 2016

The following descriptions of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes and the relevant indenture thereto, which are available at www.sec.com. The description is organized by each base prospectus and includes the description of notes for each issuance there under. References to “accompanying prospectus” refers to the relevant base prospectus for the issuance. To the extent language in the prospectus supplement modifies language in the base prospectus or there is any inconsistency between the information in the base prospectus and the prospectus supplement, the terms of the prospectus supplement govern.

A.	Base Prospectus – dated June 3, 2019:

DESCRIPTION OF DEBT SECURITIES

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

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Classification: Limited

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder of subordinated debt securities may recover less ratably than the holders of unsubordinated liabilities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

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Classification: Limited

•	in making any payments on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;
•	the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or
•	on the next interest payment date we would not be entitled to claim a deduction in respect of the payment of interest in computing our U.K. taxation liabilities, or the value of such deduction to us would be materially reduced.

Prior to the giving of any notice of redemption, we must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we are entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we are entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•	the redemption date;
•	the relevant regular record date or special record date;
•	the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;
•	the redemption price;
•	that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;
•	the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and
•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Redemption of Subordinated Debt Securities

Any terms of the redemption of any series of subordinated debt securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

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Classification: Limited

Under existing PRA requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, prior notice to the PRA is given and, in certain circumstances, the PRA has consented or given its permission in advance. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase, all of which will be set out in the accompanying prospectus supplement with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;
•	reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;
•	change any obligation to pay Additional Amounts;
•	change the currency of payment;
•	impair the right to institute suit for the enforcement of any payment due and payable;
•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);
•	modify the subordination provisions or change the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or
•	modify any of the above requirements.

In addition, variations in the terms and conditions of our subordinated debt securities of any series, including modifications relating to subordination, redemption, a Subordinated Debt Security Event of Default, or Subordinated Debt Security Default (as such terms are defined below) as described in the relevant prospectus supplement, may require the permission of, or consent from, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to LBG requiring the payment to
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Classification: Limited

be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to LBG require LBG to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to LBG informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or
•	LBG defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or
•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement and in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, as provided in the prospectus supplement. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding senior debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG to enforce payment. Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG whether before or during the winding-up of LBG.

Subordinated Debt Security Events of Default

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Classification: Limited

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities of LBG shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Subordinated Debt Security Event of Default.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, any accrued but unpaid payments (or, in the case of original issue discount securities, the accreted face amount, together with any accrued interest), including any deferred interest on the subordinated debt securities of the series. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or
•	all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt security or the applicable indenture (or

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Classification: Limited

between obligations which LBG may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

Events of Default and Defaults–General

Subject to certain exceptions, such as in the case of a default in the payment of the principal (or premium, if any) or interest on a senior debt security, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default, provided that in the opinion of the trustee, the interests of the holders shall not be materially prejudiced thereby and provided further that the trustee shall not exercise any powers conferred on it in contravention of any notice in writing to LBG and the trustee of a declaration described in “—Senior Debt Security Event of Default” above but so that no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such affected series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived; provided that the trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the debt securities of the affected series.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

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Classification: Limited

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities, and under the applicable indenture, immediately after giving effect to such transaction, no event of default or default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our ordinary shares.

Consent to Service of Process

Under the indentures, LBG irrevocably designates Stephen J. Dolmatch, Chief Legal Officer, North America, Lloyds Bank Corporate Markets (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be

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Classification: Limited

deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities, are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities.

Payments on Global Securities

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

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Classification: Limited

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

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Classification: Limited

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities.

The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg. We understand that investors that hold debt securities through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

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Classification: Limited

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the valid date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

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Classification: Limited

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities to receive or make a payment or delivery of the debt securities on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;
•	we are wound up and we fail to make a payment on the debt securities or when due; or
•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security or capital security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

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Classification: Limited

If we issue definitive debt securities of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

1.	Prospectus Supplement – 2.858% Senior Callable Fixed-to-Floating Rate Notes due 2023:

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Senior Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on March 17, 2023. The Senior Notes bear interest at a fixed annual rate during the fixed rate period and at a floating annual rate during the floating rate period, each as described below.

During the fixed rate period, interest will accrue from September 17, 2019 on the Senior Notes at a fixed rate of 2.858% per annum. Interest accrued on the Senior Notes during the fixed rate period will be payable semi-annually in arrears on March 17 and September 17 of each year, commencing on March 17, 2020. We refer to each such interest payment date during the fixed rate period as a “fixed rate interest payment date”.

During the floating rate period, interest will accrue on the Senior Notes at a floating annual rate equal to LIBOR (as defined below) on the applicable interest determination date (as defined below) plus 124.9 basis points (1.249%). Interest accrued on the Senior Notes during the floating rate period will be payable quarterly in arrears on June 17, 2022, September 17, 2022, December 17, 2022 and March 17, 2023. We refer to each such interest payment date during the floating rate period as a “floating rate interest payment date”, and together with the fixed rate interest payment dates, the “interest payment dates”.

The “fixed rate period” is from, and including, September 17, 2019 to, but excluding, March 17, 2022 and the “floating rate period” starts from, and including, March 17, 2022 to, but excluding, March 17, 2023.

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Classification: Limited

Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu, with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.

The Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a ninth supplemental indenture to be dated as of September 17, 2019 (the “Ninth Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on September 17, 2019. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be

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Classification: Limited

paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Fixed Rate Period

Interest on the Senior Notes during the fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled fixed rate interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after such scheduled fixed rate interest payment date.

Floating Rate Period

Interest on the Senior Notes during the floating rate period will be calculated on the basis of a 360-day year and the actual number of days elapsed. The interest rate for the Senior Notes during the floating rate period will be reset on each floating rate interest payment date (each, an “interest reset date”). If any scheduled floating rate interest payment date (other than the maturity date) is not a business day, such floating rate interest payment date will be postponed to the next succeeding business day and interest thereon will continue to accrue, except that if the business day falls in the next succeeding calendar month, such floating rate interest payment date will be the immediately preceding business day. In each such case, except for the floating rate interest payment date falling on the maturity date for the notes, the floating rate interest periods (as defined below) and the interest reset dates will be adjusted accordingly to calculate the amount of interest payable on the notes.

The first “floating rate interest period” will begin on, and include, the last fixed rate interest payment date to, but exclude, the first floating interest payment date. Each subsequent floating rate interest period will begin on, and include, a floating interest payment date to, but exclude, the immediately succeeding floating interest payment date, except that the final floating rate interest period will end on, but exclude, the maturity date.

LIBOR Calculation

The Bank of New York Mellon, London Branch as calculation agent (the “Calculation Agent”), will determine LIBOR for each floating rate interest period on the second London Banking Day (as defined below) prior to the first day of such floating rate interest period (an “interest determination date”).

“LIBOR”, with respect to a floating rate interest period shall be the offered rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time.

If no rate appears on the Designated LIBOR Page (and subject as provided below under “—Benchmark Discontinuation”), LIBOR will be determined for such interest determination date on the basis of the rates at approximately 11:00 a.m., London time, on such interest determination date at which deposits in U.S.

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Classification: Limited

dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by us, for a term of three months and in a Representative Amount. We will request that the principal London office of each of such banks provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on such interest determination date by three major banks in New York City, selected by us, for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount. If at least two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided (including if no published LIBOR is available and banks are unable or unwilling to provide quotations for the calculation of LIBOR), then the applicable interest rate for such floating rate interest period will be the interest rate applicable during the preceding floating rate interest period or the original fixed interest rate of the Senior Notes, as applicable.

A “London Banking Day” means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Designated LIBOR Page” means the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Representative Amount” means an amount that in our judgment is representative for a single transaction in U.S. dollars in such market at such time.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer, the Trustee, the paying agent and on the holders of the Senior Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Senior Notes during the applicable Interest Periods for those Senior Notes will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

Benchmark Discontinuation

General

Notwithstanding the provisions in “—LIBOR Calculation”, if a Benchmark Event occurs in relation to an Original Reference Rate when any interest rate (or any component part thereof), remains to be determined by reference to such Original Reference Rate, then the Issuer shall use its reasonable efforts to appoint and consult with an Independent Adviser, as soon as reasonably practicable, to advise the Issuer in determining a Successor Rate, or, if applicable, an Alternative Rate and, in either case, an Adjustment Spread and any Benchmark Amendments.

If, notwithstanding its reasonable efforts, the Issuer is unable to appoint and consult with an Independent Adviser in accordance with the foregoing paragraph, it shall nevertheless be entitled, acting in good faith and in a commercially reasonable manner, to make any and all determinations expressed to be

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Classification: Limited

made by the Issuer in this section “—Benchmark Discontinuation”, notwithstanding that such determinations are not made following consultation with an independent Adviser (and references below to the Issuer consulting with an Independent Adviser should be read accordingly).

If the Issuer following consultation with the Independent Adviser, determines that:

(A) there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine each interest rate (or the relevant component part(s) thereof) for all relevant future payments of interest on the Senior Notes (subject to any Benchmark Event subsequently occurring in respect of such Successor Rate); or

(B) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine each interest rate (or the relevant component part(s) thereof) for all relevant future payments of interest on the Senior Notes (subject to any Benchmark Event subsequently occurring in respect of such Alternative Rate).

The applicable Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be) for each subsequent determination of a relevant interest rate (or a component part thereof) by reference to such Successor Rate or Alternative Rate (as applicable).

Benchmark Amendments

If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this “—Benchmark Discontinuation—General” section and the Issuer, following consultation with the Independent Adviser, determines (A) that amendments to the terms of the Senior Notes and the Indenture are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (B) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with “—Notices”, without any requirement for the consent or approval of holders of the Senior Notes, vary the terms of the Senior Notes and the Indenture to give effect to such Benchmark Amendments with effect from the date specified in such notice.

In connection with any such variation in accordance with this “—Benchmark Amendments”, the Issuer shall comply with the rules of the stock exchange on which the Senior Notes are for the time being listed or admitted to trading.

Notwithstanding any other provision of this “—Benchmark Discontinuation—General” section, no Successor Rate or Alternative Rate will be adopted, nor will the applicable Adjustment Spread be applied, nor will any other amendment to the terms of the Senior Notes or the Indenture be made to effect the Benchmark Amendments, if and to the extent that, in the determination of the Issuer, the same could reasonably be expected to prejudice the qualification of the Senior Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.

Notices

Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this “—Benchmark Discontinuation” will be notified promptly by the Issuer to the Trustee, the Calculation Agent, the paying agent and the holders of the Senior Notes. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.

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Classification: Limited

No later than notifying the Trustee of the same, the Issuer shall deliver to the Trustee a certificate signed by two authorized signatories of the Issuer: where a Benchmark Event in relation to an Original Reference Rate has occurred in accordance with “—Benchmark Discontinuation—General” above: (x) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate, (iii) the Adjustment Spread and (iv) the specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this “—Benchmark Discontinuation”; (y) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread; and (z) certifying that (i) the Issuer has duly consulted with an Independent Adviser with respect to each of the matters above or, if that is not the case, (ii) explaining, in reasonable detail, why the Issuer has not done so.

The Trustee shall be entitled to rely on such certificate (without inquiry or liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Calculation Agent, the Paying Agents and the holders of the Senior Notes.

Without prejudice to the obligations of the Issuer, the Original Reference Rate and the fallback provisions provided for in “—LIBOR Calculation”, as applicable, will continue to apply unless and until the Calculation Agent has been notified of the Successor Rate or the Alternative Rate (as the case may be), and the Adjustment Spread and Benchmark Amendments (if any) determined in accordance with “—Benchmark Discontinuation—General” in accordance with “—Notices”.

If, following a Benchmark Event, the Issuer endeavors, but is unable, to determine a Successor Rate or an Alternative Rate (and, in each case, the applicable Adjustment Spread and any Benchmark Amendments) pursuant to the foregoing provisions, the Issuer may, prior to each subsequent interest determination date, re-apply the provisions of this section “—Benchmark Discontinuation” on one or more occasions until a Successor Rate or Alternative Rate (and, in either case, the applicable Adjustment Spread and any Benchmark Amendments) has been determined and notified as provided above (and, until such determination and notification, if any, the fallback provisions provided for in “—LIBOR Calculation”, as applicable, will continue to apply).

An Independent Adviser appointed pursuant to this “—Benchmark Discontinuation” shall act in good faith as an expert and (in the absence of bad faith or fraud) shall have no liability whatsoever to the Trustee, the Calculation Agent, the paying agent, or the holders of the Senior Notes for any advice given to the Issuer in connection with any determination made by the Issuer, pursuant to this “—Benchmark Discontinuation”.

In making any determination, the Issuer shall act in good faith and, in the absence of bad faith or fraud, the Issuer shall have no liability whatsoever to the Trustee, the Calculation Agent, the paying agent, or the holders of the Senior Notes for any such determination made by it.

By its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Issuer’s determination of the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, as contemplated by this section “—Benchmark Discontinuation”, and to any amendment or alteration of the terms and conditions of the Senior Notes, and the Indenture including an amendment of the amount of interest due on the Senior Notes, as may be required in order to give effect to this section “—Benchmark Discontinuation”. The Trustee and the Calculation Agent shall both be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment or amendment

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Classification: Limited

to the calculation agency agreement which may be necessary to effect the Successor Rate, the Alternative Rate the Adjustment Spread or the Benchmark Amendments, as applicable.

By its acquisition of Senior Notes, each holder and beneficial owner of Senior Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “—Benchmark Discontinuation” or any losses suffered in connection therewith.

By its acquisition of Senior Notes, each holder and beneficial owner of Senior Notes and each subsequent holder and beneficial owner agrees that neither the Trustee, the Calculation Agent or any paying agent will have any obligation to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including in the event of any failure by the Issuer to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable.

Benchmark Discontinuation Definitions

Unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Adjustment Spread” means either (a) a spread (which may be positive, negative or zero), or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i) in the case of a Successor Rate, is formally recommended, or formally provided as an option for parties to adopt, in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body;

(ii) if no such recommendation has been made, or in the case of an Alternative Rate, the Issuer, following consultation with the Independent Adviser, determines is customarily applied to the relevant Successor Rate or Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or

(iii) if the Issuer determines there is no such spread, formula or methodology customarily applied, the Issuer determines, following consultation with the Independent Adviser is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be).

“Alternative Rate” means an alternative benchmark or screen rate which the Issuer determines is customarily applied in international debt capital markets transactions for the purposes of determining rates of interest (or the relevant component part thereof) for a commensurate interest period and in the same currency as the Senior Notes.

“Benchmark Amendments” has the meaning given to it in “—Benchmark Amendments”.

“Benchmark Event” means, with respect to an Original Reference Rate:

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Classification: Limited

(i) the Original Reference Rate ceasing to be published for a period of at least five business days or ceasing to exist; or

(ii) the making of a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or

(iii) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or

(iv) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used either generally or in respect of the Senior Notes, or that its use will be subject to restrictions or adverse consequences; or

(v) the making of an official announcement by the Supervisor of the administrator of the Original Reference Rate, with effect from a date after 31 December 2021, that the Original Reference Rate is no longer representative of its relevant underlying market; or

(vi) it has or will prior to the next interest determination date or interest reset date, as applicable, become unlawful for any paying agent, the Calculation Agent or the Issuer to calculate any payments due to be made to any holder of the Senior Notes using the Original Reference Rate (including, without limitation, under the Benchmark Regulation (EU) 2016/1011, if applicable), provided that in the case of paragraphs (ii) to (iv) above, the Benchmark Event shall occur on the date of the cessation of the Original Reference Rate, the discontinuation of the Original Reference Rate or the prohibition of use of the Original Reference Rate, as the case may be, and not the date of the relevant public statement.

“Independent Adviser” means an independent financial institution of international repute or an independent adviser of recognized standing with appropriate expertise appointed by the Issuer at its own expense.

“Original Reference Rate” means LIBOR (as defined above); provided that if, following one or more Benchmark Events, LIBOR (or any Successor Rate or Alternative Rate which has replaced it) has been replaced by a (or a further) Successor Rate or Alternative Rate and a Benchmark Event subsequently occurs in respect of such Successor Rate or Alternative Rate, the term “Original Reference Rate” shall be deemed to include any such Successor Rate or Alternative Rate).

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

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Classification: Limited

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

Optional Redemption

On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of the Senior Notes, we may, in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the Senior Notes, in whole, but not in part, on March 17, 2022, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (the “redemption date”).

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in

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Classification: Limited

respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Ninth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall result if:

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Classification: Limited

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of the Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes shall result if:

•	any installment of interest in respect of the Senior Notes is not paid on or before its Interest Payment Date and such failure continues for 14 days; or
•	all or any part of the principal of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or

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Classification: Limited

measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five business days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

In addition to our right to redeem the Senior Notes described above under “—Optional Redemption”, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes in whole but not in part if we determine that as a result of a change in or

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Classification: Limited

amendment to the laws or regulations of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after September 17, 2019:

•	in making any payments on the Senior Notes, we have paid or will or would on the next payment date be required to pay additional amounts;
•	payments on the next payment date in respect of the Senior Notes would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or
•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the Senior Notes, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of

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Classification: Limited

the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase etc

Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of a Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Ninth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Ninth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

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Classification: Limited

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Ninth Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

B.	Base Prospectus – dated June 2, 2016:

DESCRIPTION OF DEBT SECURITIES

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:

•	whether LBG or Lloyds Bank is the issuer of the relevant debt securities;
•	whether they are senior debt securities or subordinated debt securities;
•	their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;
•	the price or prices at which they will be issued;
•	their maturity date;
•	the annual interest rate or rates, or how to calculate the interest rate or rates;
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Classification: Limited

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;
•	whether the payment of interest can be deferred;
•	whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);
•	the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;
•	the terms of any mandatory or optional redemption, including the amount of any premium;
•	any repurchase or sinking fund provisions;
•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;
•	the currency or currencies in which they are denominated and in which we will make any payments;
•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;
•	provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;
•	whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;
•	any modifications or additions to the events of default with respect to the debt securities offered;
•	any additional subordination terms with respect to the subordinated debt securities offered;
•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;
•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;
•	any listing on a securities exchange; and
•	any other terms of the debt securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We may sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

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Classification: Limited

If we issue subordinated debt securities that, in each case, qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Senior Guarantee of Debt Securities Issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the senior debt indenture. The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by Lloyds Bank. If, for any reason, Lloyds Bank does not make any required payment in respect of its senior debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be issued on a senior basis when the guaranteed debt securities are issued under the senior indenture. Holders of senior debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the senior debt indenture and the senior debt securities.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of Lloyds Bank, its depositors, except to the extent that LBG may be a creditor with recognized claims against it.

Subordinated Guarantee of Debt Securities Issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of subordinated debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the subordinated securities indenture. The guarantee is set forth in, and forms part of, the indenture under which subordinated debt securities will be issued by Lloyds Bank. If, for any reason, Lloyds Bank does not make any required payment in respect of its subordinated debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be issued on a subordinated basis when the guaranteed debt securities are issued under the subordinated debt indenture. Holders of subordinated debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the subordinated debt indenture and the subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to LBG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities. If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of LBG’s assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of Lloyds Bank, its depositors, except to the extent that LBG may be a creditor with recognized claims against it.

Payments

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Classification: Limited

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder of subordinated debt securities may recover less ratably than the holders of unsubordinated liabilities. If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power

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applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we and the guarantor will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we or the guarantor determines that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

•	in making any payments on the particular series of senior debt securities or under the guarantee, we or the guarantor has paid or will or would on the next interest payment date be required to pay Additional Amounts;
•	the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or
•	on the next interest payment date we or the guarantor would not be entitled to claim a deduction in respect of the payment of interest in computing our or the guarantor’s U.K. taxation liabilities, or the value of such deduction to us or the guarantor would be materially reduced.

Prior to the giving of any notice of redemption, we or the guarantor must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us or the guarantor in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we or the guarantor is entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we or the guarantor is entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•	the redemption date;
•	the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;
•	the redemption price;
•	that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;
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Classification: Limited

•	the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and
•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Redemption of Subordinated Debt Securities

Any terms of the redemption of any series of subordinated debt securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Under existing PRA requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, prior notice to the PRA is given and, in certain circumstances, the PRA has consented or has not objected in advance. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase, all of which will be set out in the accompanying prospectus supplement with respect to any series of debt securities.

Modification and Waiver

We, the guarantor and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;
•	reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;
•	reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;
•	change any obligation to pay Additional Amounts;
•	change the currency of payment;
•	impair the right to institute suit for the enforcement of any payment due and payable;
•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);
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Classification: Limited

•	modify the subordination provisions or change the terms of our obligations or the obligation of the guarantor in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or
•	modify any of the above requirements.

In addition, material variations in the terms and conditions of our subordinated debt securities of any series, including modifications relating to subordination, redemption, a Subordinated Debt Security Event of Default, or Subordinated Debt Security Default (as such terms are defined below) as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG (as issuer or guarantor, as applicable) or Lloyds Bank, as applicable, delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or Lloyds Bank or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to LBG or Lloyds Bank require the applicable issuer to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the applicable issuer will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to LBG or Lloyds Bank, as applicable, informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or
•	LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or
•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), (other than under or in
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Classification: Limited

connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and not expose the trustee to undue risk. The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer) whether before or during the winding up of LBG or Lloyds Bank, as applicable.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities of LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer) with respect to any series of subordinated debt security shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
•	an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest on the subordinated debt securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal

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Classification: Limited

amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or
•	all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in England and Scotland (but not elsewhere) for the winding-up of LBG or Lloyds Bank, as applicable.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG or Lloyds Bank delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt security or the applicable indenture (or between obligations which LBG or Lloyds Bank may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG or Lloyds Bank, as applicable) that they might otherwise have against LBG or Lloyds Bank, whether before or during the winding up or liquidation of LBG or Lloyds Bank, as applicable.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to certain exceptions, such as in the case of a payment default, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

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Classification: Limited

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We or the guarantor may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our or the guarantor’s assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities or, if applicable, LBG’s obligations under the guarantees of any securities issued by Lloyds Bank, and under the applicable indenture, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing, and we or the guarantor procures the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume the obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, which, in the case of subordinated debt securities shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the debt securities of that series. In such case, all of the direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “U.K. taxing jurisdiction”. However, if the guarantor makes payments under such guarantee, the guarantor shall also be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes the obligations will also be entitled to redeem the debt securities of

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the relevant series in the circumstances described in “—Redemption of Senior Debt Securities” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the TIA, one of the U.S. Securities laws, except that, as the indentures specify, (i) the subordination provisions relating to each series of debt securities issued by Lloyds Bank in the relevant indenture will be governed and construed in accordance with the laws of England and the subordination provisions relating to the guarantees endorsed on each such series of debt securities in the indentures will be governed and construed in accordance with the laws of Scotland and (ii) the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. LBG, Lloyds Bank and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our preference shares.

Consent to Service of Process

Under the indentures, LBG and Lloyds Bank irrevocably designate their Chief U.S. Counsel, Lloyds Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG and Lloyds Bank irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES

Form of Debt Securities; Book-Entry System

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General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities.

Payments on Global Securities

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Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the guarantor, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or the guarantor makes to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities deposited with it by its participants (“Direct Participants”) and facilitates the post-trade settlement among its Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities

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transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg. We understand that investors that hold debt securities through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

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Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt

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securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;
•	we are wound up and we fail to make a payment on the debt securities when due; or
•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security or capital security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the guarantor, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

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Payments in respect of each series of definitive securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

1.	Prospectus Supplement – 3.9% Senior Notes due 2021:

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Senior Notes will be issued in an aggregate principal amount of $1,000,000,000 and will mature on March 12, 2024. From and including the date of issuance, interest will accrue on the Senior Notes at a rate of 3.900% per annum. Interest will accrue on the Senior Notes from March 12, 2019 and will be payable semi-annually in arrears on March 12 and September 12 of each year, commencing on September 12, 2019. Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

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The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by an eighth supplemental indenture to be dated as of March 12, 2019 (the “Eighth Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on March 12, 2019. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so

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deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

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By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest,

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and any Additional Amounts (as defined below), on the Senior Notes. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of the Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes shall result if:

•	any installment of interest in respect of the Senior Notes is not paid on or before its Interest Payment Date and such failure continues for 14 days; or
•	all or any part of the principal of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or

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payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of the same series as the Senior Notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after March 12, 2019:

•	in making any payments on the Senior Notes, we have paid or will or would on the next payment date be required to pay additional amounts;
•	payments on the next payment date in respect of the Senior Notes would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or
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•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the Senior Notes, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase etc

Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to

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the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of a Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Eighth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

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Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Eighth Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

2.	Prospectus Supplement – 4.050% Senior Notes due 2023 and 4.550% Senior Notes due 2028:

DESCRIPTION OF THE SENIOR NOTES

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each of the 2023 Senior Notes and the 2028 Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a seventh supplemental indenture to be dated as of August 16, 2018 (the “Seventh Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. Each series of Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on August 16, 2018. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will

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occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated

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in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Seventh Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to

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implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes shall result if:

•	any installment of interest in respect of the Senior Notes is not paid on or before its Interest Payment Date and such failure continues for 14 days; or
•	all or any part of the principal of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or

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seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

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Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as a series of the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes of any series in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after August 16, 2018:

•	in making any payments on the Senior Notes of any series, we have paid or will or would on the next payment date be required to pay additional amounts;
•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or
•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes of any series in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue

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date of the first tranche of the Senior Notes, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase etc

Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

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Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Seventh Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Seventh Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Seventh Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

3.	Prospectus Supplement – Senior Floating Rate Notes due 2021:

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

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The entire principal amount of $500,000,000 of the Senior Notes will mature and become due and payable, together with any accrued and unpaid interest, on June 21, 2021.

The interest rate for the Senior Notes for the first Interest Period (as defined below) will be LIBOR (as defined below) as determined on June 19, 2018 plus the Spread. Thereafter, the interest rate for each Interest Period other than the first Interest Period will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread, calculated on the basis of a 360-day year and the actual number of days elapsed. The Spread is 80 basis points for the Senior Notes.

The first Interest Payment Date (as defined below) will fall on September 21, 2018. Thereafter, interest on the Senior Notes will be paid quarterly in arrears on March 21, June 21, September 21 and December 21 of each year (together with the initial interest payment date, each a “Interest Payment Date”). However, if an Interest Payment Date would fall on a day that is not a business day, other than the interest payment date that is also the date of maturity, the Interest Payment Date will be postponed to the next succeeding day that is a business day and interest thereon will continue to accrue, except that if the business day falls in the next succeeding calendar month, the applicable Interest Payment Date will be the immediately preceding business day. In each such case, except for the Interest Payment Date falling on the maturity date, the Interest Periods and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the Senior Notes.

The interest rate will be reset on each Interest Payment Date (together with the initial Interest Reset Date, each an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a business day, that Interest Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding business day.

Interest will be paid on the Senior Notes to holders of record of each Senior Note in respect of the principal amount thereof as at the 15th calendar day prior to the relevant Interest Payment Date.

The first interest period will begin on and include June 21, 2018 and will end on and exclude September 21, 2018. Thereafter, the interest period will be the periods from and including an Interest Payment Date to but excluding the immediately succeeding Interest Payment Date (together with the first interest period, each a “Interest Period”). However, the final Interest Period will be the period from and including the Interest Payment Date immediately preceding the Maturity Date to but excluding the Maturity Date.

LIBOR Calculation

The Bank of New York Mellon, London Branch as calculation agent (the “calculation agent”), will determine LIBOR for each Interest Period on the second London Banking Day (as defined below) prior to the first day of such Interest Period (an “interest determination date”).

“LIBOR”, with respect to an Interest Period, shall be the offered rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such interest determination date on the basis of the rates at approximately 11:00 a.m., London time, on such interest determination date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by us, for a term of three months and in a Representative Amount. We will request that the principal London office of each of such banks provide a

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quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on such interest determination date by three major banks in New York City, selected by us, for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided (including if no published LIBOR is available and banks are unable or unwilling to provide quotations for the calculation of LIBOR), then the applicable interest rate for such Interest Period will be the rate of interest applicable during the preceding Interest Period.

A “London Banking Day” means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Designated LIBOR Page” means the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Representative Amount” means an amount that in our judgment is representative for a single transaction in U.S. dollars in such market at such time.

All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer, the Trustee, the Paying Agent and on the holders of the Senior Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Senior Notes during the applicable Interest Periods for those Senior Notes will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a sixth supplemental indenture to be dated as of June 21, 2018 (the “Sixth Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

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We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriter expects to deliver the Senior Notes through the facilities of the DTC on June 21, 2018. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by

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suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Sixth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then

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the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes shall result if:

•	any installment of interest in respect of the Senior Notes is not paid on or before its Interest Payment Date and such failure continues for 14 days; or
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•	all or any part of the principal of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or

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holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after June 21, 2018:

•	in making any payments on the Senior Notes, we have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described

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further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase etc

Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Waiver of Right to Set-Off

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Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Sixth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Sixth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

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We intend to apply for the listing of the Senior Notes on The New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Sixth Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

4.	Prospectus Supplement – 3.300% Senior Notes due 2021 and Floating Rate Notes due 2021:

Description of the Senior Notes

In this prospectus supplement, we refer to the Senior Notes due 2021 as the “Fixed Rate Senior Notes”, to the Floating Rate Notes due 2021 as the “Floating Rate Notes” and to the Fixed Rate Senior Notes and the Floating Rate Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

Fixed Rate Senior Notes

The Fixed Rate Senior Notes will be issued in an aggregate principal amount of $1,250,000,000 and will mature on May 7, 2021. From and including the date of issuance, interest will accrue on the Fixed Rate Senior Notes at a rate of 3.300% per annum. Interest will accrue on the Fixed Rate Senior Notes from May 8, 2018 and will be payable semi-annually in arrears on May 7 and November 7 of each year, commencing on November 7, 2018. Interest will be paid to holders of record of the Fixed Rate Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Fixed Rate Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Floating Rate Notes

The entire principal amount of the Floating Rate Notes will mature and become due and payable, together with any accrued and unpaid interest, on May 7, 2021.

The interest rate for the Floating Rate Notes for the first Floating Rate Interest Period (as defined below) will be LIBOR (as defined below) as determined on May 3, 2018 plus the Spread. Thereafter, the interest rate for each Floating Rate Interest Period other than the first Floating Rate Interest Period will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread, calculated on the basis of a 360-day year and the actual number of days elapsed. The Spread is 49 basis points for the Floating Rate Notes.

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The first Floating Rate Interest Payment Date (as defined below) will fall on August 7, 2018. Thereafter, interest on the Floating Rate Notes will be paid quarterly in arrears on February 7, May 7, August 7 and November 7 of each year (together with the initial interest payment date, each a “Floating Rate Interest Payment Date”). However, if a Floating Rate Interest Payment Date would fall on a day that is not a business day, other than the interest payment date that is also the date of maturity, the Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a business day and interest thereon will continue to accrue, except that if the business day falls in the next succeeding calendar month, the applicable Floating Rate Interest Payment Date will be the immediately preceding business day. In each such case, except for the Floating Rate Interest Payment Date falling on the maturity date, the Floating Rate Interest Periods and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the Floating Rate Notes.

The interest rate will be reset on each Floating Rate Interest Payment Date (together with the initial Interest Reset Date, each an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a business day, that Interest Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding business day.

Interest will be paid on the Floating Rate Notes to holders of record of each Floating Rate Note in respect of the principal amount thereof as at the 15th calendar day prior to the relevant Floating Rate Interest Payment Date.

The first interest period will begin on and include May 8, 2018 and will end on and exclude August 7, 2018. Thereafter, the interest period will be the periods from and including a Floating Rate Interest Payment Date to but excluding the immediately succeeding Floating Rate Interest Payment Date (together with the first interest period, each a “Floating Rate Interest Period”). However, the final Floating Rate Interest Period will be the period from and including the Floating Rate Interest Payment Date immediately preceding the Maturity Date to but excluding the Maturity Date.

LIBOR Calculation

The Bank of New York Mellon, as calculation agent (the “calculation agent”), will determine LIBOR for each Floating Rate Interest Period on the second London Banking Day (as defined below) prior to the first day of such Floating Rate Interest Period (an “interest determination date”).

“LIBOR”, with respect to a Floating Rate Interest Period, shall be the offered rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such interest determination date on the basis of the rates at approximately 11:00 a.m., London time, on such interest determination date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by us, for a term of three months and in a Representative Amount. We will request that the principal London office of each of such banks provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on such interest determination date by three major banks in New York City, selected by us, for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations

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are provided (including if no published LIBOR is available and banks are unable or unwilling to provide quotations for the calculation of LIBOR), then the applicable interest rate for such Floating Rate Interest Period will be the rate of interest applicable during the preceding Floating Rate Interest Period.

A “London Banking Day” means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Designated LIBOR Page” means the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Representative Amount” means an amount that in our judgment is representative for a single transaction in U.S. dollars in such market at such time.

All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer and on the holders of the Senior Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Senior Notes during the applicable Floating Rate Interest Periods for those notes will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each of the Fixed Rate Senior Notes and the Floating Rate Notes will constitute a separate series of senior debt securities issued under an indenture dated as of January 21, 2011 (the “Senior Indenture”) among us as Issuer, LBG as Guarantor and The Bank of New York Mellon as trustee (the “Trustee”), as amended by an eighth supplemental indenture to be dated as of May 8, 2018 (the “Eighth Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes of each series will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on May 8, 2018. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you

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should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes of the relevant series are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us, LBG or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, LBG, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, LBG, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of Lloyds Bank, LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

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For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice

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by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the relevant series offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We or, if applicable, LBG may redeem Senior Notes of any series in whole but not in part if we or, if applicable, LBG determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after May 8, 2018:

•	in making any payments on the Senior Notes of any series, we or, if applicable, LBG have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we or, if applicable, LBG would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we or, if applicable, LBG elect to redeem the Senior Notes of any series in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we or, if applicable, LBG may redeem

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the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by us or LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us or LBG) that they might otherwise have against us or LBG, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against us or LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to us or LBG, as the case may be (or, in the event of winding-up or administration of us or LBG, the liquidator or, as applicable, the administrator of us LBG) and accordingly such discharge will be deemed not to have taken place.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities—Events of Default; Default; Limitation of Remedies—Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the Indenture will survive such release, including but not limited to indemnification of the Trustee and its agents, and the satisfaction of any fees and expenses (including the fees of its counsel) due under the Indenture.

Trustee; Direction of Trustee

Lloyds Bank’s and LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Eighth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s

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duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Guarantee

Payment in full to the holders of the Senior Notes and payment in full to the Trustee of amounts due and owing under the Indenture are fully and unconditionally guaranteed by LBG. The guarantee is set forth in, and forms part of, the Indenture under which Senior Notes will be issued by us. If, for any reason, we do not make any required payment in respect of our Senior Notes when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will constitute LBG’s direct, unconditional, unsecured and unsubordinated obligation ranking pari passu with all LBG’s other outstanding, unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. Holders of Senior Notes issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the Senior Notes, assume all of our rights and obligations under the Senior Notes and upon such assumption, we will be released from our liabilities under the Indenture and the Senior Notes.

Governing Law

The Senior Indenture, the Eighth Supplemental Indenture, the Senior Notes and the guarantee are governed by, and construed in accordance with, the laws of the State of New York.

5.	Prospectus Supplement – 4.450% Senior Notes due 2025:

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus

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under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Senior Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on May 8, 2025. From and including the date of issuance, interest will accrue on the Senior Notes at a rate of 4.450% per annum. Interest will accrue on the Senior Notes from May 8, 2018 and will be payable semi-annually in arrears on May 8 and November 8 of each year, commencing on November 8, 2018. Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a fifth supplemental indenture to be dated as of May 8, 2018 (the “Fifth Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on May 8, 2018. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

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Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act

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2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Fifth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

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For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes shall result if:

•	any installment of interest in respect of the Senior Notes is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any

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final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest

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payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after May  , 2018:

•	in making any payments on the Senior Notes, we have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities

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and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase etc

Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Fifth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

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By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Fifth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Fifth Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

6.	Prospectus Supplement – 4.375% Notes due 2028:

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

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The Senior Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on March 22, 2028. From and including the date of issuance, interest will accrue on the Senior Notes at a rate of 4.375% per annum. Interest will accrue on the Senior Notes from March 22, 2018 and will be payable semi-annually in arrears on March 22 and September 22 of each year, commencing on September 22, 2018. Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a fourth supplemental indenture to be dated as of March 22, 2018 (the “Fourth Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on March 22, 2018. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

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Classification: Limited

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant

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Classification: Limited

to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Fourth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

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Classification: Limited

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes shall result if:

•	any installment of interest in respect of the Senior Notes is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the

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Classification: Limited

relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible

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Classification: Limited

with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after March  , 2018:

•	in making any payments on the Senior Notes, we have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable

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Classification: Limited

to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase etc

Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Fourth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

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Classification: Limited

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Fourth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Fourth Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

7.	Prospectus Supplement – 4.344% Fixed Rate Subordinated Debt Securities due 2048:

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

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Classification: Limited

The Subordinated Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on January 9, 2048. From and including the date of issuance, interest will accrue on the Subordinated Notes at a rate of 4.344% per annum. Interest will accrue from January 9, 2018. Interest will be payable semi-annually in arrears on January 9 and July 9 of each year, commencing on July 9, 2018. Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a Business Day.

Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

There shall be no Deferred Payment Dates (as defined in the accompanying prospectus) in respect of the Subordinated Notes.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Capital Disqualification Event” shall be deemed to have occurred if at any time the Issuer determines there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the Subordinated Notes which becomes effective after January 9, 2018 (the “Issue Date”) and that results, or would be likely to result, in the entire principal amount of the Subordinated Notes being excluded from the Tier 2 Capital of LBG.

“Regulatory Capital Requirements” means any applicable minimum capital or capital requirements specified for banks or financial groups by the Relevant Regulator.

“Relevant Regulator” means the U.K. Prudential Regulation Authority (the “PRA”) or such other governmental authority in the United Kingdom (or if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the Issuer and/or the Group.

“Senior Creditors” means in respect of the Issuer (i) creditors of the Issuer whose claims are admitted to proof in the winding-up or administration of the Issuer and who are unsubordinated creditors of the Issuer and (ii) creditors of the Issuer whose claims are or are expressed to be subordinated to the claims of other creditors of the Issuer (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of the Issuer, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Subordinated Notes).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

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Classification: Limited

General

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the Subordinated Notes shall rank at least pari passu with the claims of holders of all obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of the Issuer and in priority to (1) the claims of holders of all obligations of the Issuer which constitute Tier 1 Capital of the Issuer, (2) the claims of holders of all undated or perpetual subordinated obligations of the Issuer and (3) the claims of holders of all share capital of the Issuer.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the indenture dated as of November 4, 2014 (the “Subordinated Indenture”) between us and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended by a seventh supplemental indenture to be dated as of January 9, 2018 (the “Seventh Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”) between us and the Trustee. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by one or more global securities in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of DTC on January 9, 2018. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of DTC, including those of its indirect participants, Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

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Classification: Limited

All payments in respect of the Subordinated Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Subordinated Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder or any agreement with the U.S. Internal Revenue Service in connection with these sections or regulations (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Subordinated Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

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According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Subordinated Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the claims of holders of the Subordinated Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Subordinated Notes upon an insolvency of the Issuer.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act of 1939, as amended (the “TIA”); and (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” shall result if:

•	a court of competent jurisdiction makes an order for the winding-up of LBG which is not successfully appealed within 30 days; or
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•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid payments, and any Additional Amounts (as defined below), on the Subordinated Notes. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Defaults

A “Default” with respect to the Subordinated Notes shall result if:

•	any installment of interest is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not declare the principal amount of any outstanding Subordinated Notes to be due and payable.

However, a failure to make any payment on a Subordinated Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Notes.

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Subordinated Notes. By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Subordinated Note or the Indenture (or between obligations which LBG may have under or in respect of any Subordinated Note and any liability owed by a holder to LBG) that they might otherwise have against LBG, whether before or during such winding up.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Notes may waive any past Event of Default or Default, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Subordinated Note or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Subordinated Notes.

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Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Subordinated Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Subordinated Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Subordinated Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, issue date, first interest payment date and temporary CUSIP, ISIN and/or other identifying numbers, provided however that such additional notes must be fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the outstanding Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Subordinated Notes or other debt securities that we may issue under such Indenture.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption and Repurchases” below, redeem the Subordinated Notes in whole but not in part at any time at 100% of their principal amount, together with any accrued interest to, but excluding, the date fixed for redemption.

A “Tax Event” is deemed to have occurred if:

(1) LBG determines that as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts (as defined below) to any holder pursuant to “—Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

•	result in LBG not being entitled to claim a deduction in respect of any payments in respect of the Subordinated Notes in computing LBG’s taxation liabilities or materially reduce the amount of such deduction;
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•	prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;

•	as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the date of issue of the Subordinated Notes or any similar system or systems having like effect as may from time to time exist);

•	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG; or

•	result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the Subordinated Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of such redemption in accordance with “—Conditions to Redemption and Repurchases” below, and to the Trustee at least ten (10) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that the Relevant Regulator is satisfied that the relevant change or event is material and was not reasonably foreseeable by LBG on the Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Redemption due to a Capital Disqualification Event

We may redeem the Subordinated Notes in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the Subordinated Notes if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any

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right of redemption will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Repurchases

We may at any time, and from time to time, purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Conditions to Redemption and Repurchases

Any redemption or repurchase of the Subordinated Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem or purchase the Subordinated Notes; and

(b) in respect of any redemption of the Subordinated Notes proposed to be made prior to the fifth anniversary of the date of issuance of the Subordinated Notes, if and to the extent then required under the relevant Regulatory Capital Requirements (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date; and

(c) if and to the extent then required by the relevant Regulatory Capital Requirements (A) on or before the relevant redemption or purchase date, LBG replacing the Subordinated Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG or (B) LBG demonstrating to the satisfaction of the Relevant Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption or purchase exceed its minimum capital requirements by a margin that the Relevant Regulator may consider necessary at such time based on the Regulatory Capital Requirements.

Notwithstanding the above conditions, if, at the time of any redemption or purchase, the prevailing Regulatory Capital Requirements permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

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We and the Trustee may make certain modifications and amendments to the Indenture without the consent of the holders of the Subordinated Notes. Other modifications and amendments may be made to the Indenture with the consent of the holder or holders of not less than two-thirds in aggregate outstanding principal amount of the Subordinated Notes outstanding that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each Subordinated Note that would:

•	change the stated maturity of the principal amount of the Subordinated Notes;

•	reduce the principal amount of, the interest rate, or the premium payable upon the redemption of, or the payments with respect to, the Subordinated Notes;

•	change any obligation to pay Additional Amounts (as defined below);

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding Subordinated Notes necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture and any Event of Default or Default;

•	the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the Subordinated Notes in a manner adverse to the holders; or

•	modify the above requirements.

In addition, variations in the terms and conditions of the Subordinated Notes, including modifications relating to redemption, an Event of Default or a Default, may require the non-objection from, or consent of, the PRA.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Subordinated Notes. By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to such Subordinated Note or the Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the Seventh Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By accepting the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from

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holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b) neither the Subordinated Indenture nor the Seventh Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of the Subordinated Notes, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, the obligations of LBG on the Subordinated Notes, and under the Indenture, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and we procure the delivery to the Trustee of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of the wholly-owned subsidiaries of LBG may assume the obligations under the Subordinated Notes without the consent of any holder, provided that we unconditionally guarantee, which shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the Subordinated Notes. In such case, all of the direct obligations under the Subordinated Notes and the Indenture shall immediately be discharged. Any Additional Amounts under the Subordinated Notes will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “U.K. taxing jurisdiction”. However, if we make payment under such guarantee, we may be required to pay Additional Amounts related to taxes, subject to the exceptions

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described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes the obligations will also be entitled to redeem the Subordinated Notes in the circumstances described in “—Tax Redemption” and “—Redemption due to a Capital Disqualification Event” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the Subordinated Notes might be deemed for U.S. federal income tax purposes to be an exchange by the holders of the Subordinated Notes for new debt securities, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Indenture, the Seventh Supplemental Indenture and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes, which are governed by, and construed in accordance with, the laws of Scotland.

8.	Prospectus Supplement – 2.907% Senior Callable Fixed-to-Floating Rate Notes due 2023 and 3.574% Senior Callable Fixed-to-Floating Rate Notes due 2028:

DESCRIPTION OF THE SENIOR NOTES

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each of the 2023 Senior Notes and the 2028 Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a third supplemental indenture to be dated as of November 7, 2017 (the “Third Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes of each series will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants.

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The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on November 7, 2017. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes of the relevant series are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Fixed Rate Period

Interest on the Senior Notes during the applicable fixed rate periods will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled fixed rate interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after such scheduled fixed rate interest payment date.

Floating Rate Period

Interest on the Senior Notes during the applicable floating rate periods will be calculated on the basis of a 360-day year and the actual number of days elapsed. The interest rate for the Senior Notes during the applicable floating rate periods will be reset on each floating rate interest payment date (each, an “interest reset date”). If any scheduled floating rate interest payment date (other than the maturity date) is not a business day, such floating rate interest payment date will be postponed to the next succeeding business day and interest thereon will continue to accrue, except that if the business day falls in the next succeeding

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calendar month, such floating rate interest payment date will be the immediately preceding business day. In each such case, except for the floating rate interest payment date falling on the maturity date for the applicable notes, the floating rate interest periods (as defined below) and the interest reset dates will be adjusted accordingly to calculate the amount of interest payable on the applicable notes.

The first “floating rate interest period” will begin on, and include, the last fixed rate interest payment date to, but exclude, the first floating interest payment date. Each subsequent floating rate interest period will begin on, and include, a floating interest payment date to, but exclude, the immediately succeeding floating interest payment date, except that the final floating rate interest period will end on, but exclude, the maturity date.

LIBOR Calculation

The Bank of New York Mellon (the “calculation agent”) will determine LIBOR for each floating rate interest period on the second London Banking Day (as defined below) prior to the first day of such floating rate interest period (an “interest determination date”).

“LIBOR”, with respect to a floating rate interest period, shall be the offered rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such interest determination date on the basis of the rates at approximately 11:00 a.m., London time, on such interest determination date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a Representative Amount. The calculation agent will request that the principal London office of each of such banks provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on such interest determination date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount. If at least two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided (including if no published LIBOR is available and banks are unable or unwilling to provide quotations for the calculation of LIBOR), then the applicable interest rate for such floating rate interest period will be the rate of interest applicable during the preceding interest period.

A “London Banking Day” means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Designated LIBOR Page” means the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Representative Amount” means an amount that in the judgment of the calculation agent is representative for a single transaction in U.S. dollars in such market at such time.

All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer and on the holders of the Senior Notes.

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All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Senior Notes during the applicable floating rate periods for those notes will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

Optional Redemption

On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of the Senior Notes, we may, in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the 2023 Senior Notes, in whole, but not in part, on November 7, 2022, and the 2028 Senior Notes, in whole, but not in part, on November 7, 2027, in each case, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (the “redemption date”).

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which

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any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Third Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

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Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of the relevant series may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes of a series shall result if:

•	any installment of interest in respect of the Senior Notes of the relevant series is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of the Senior Notes of the relevant series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment

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of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes of the relevant series, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes of each relevant series notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such

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additional notes, together with the Senior Notes of the relevant series offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

In addition to our right to redeem the Senior Notes described above under “—Optional Redemption”, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes of any series in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after November 7, 2017:

•	in making any payments on the Senior Notes of any series, we have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes of any series in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes of the relevant series, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum

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requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes of the relevant series.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase etc

Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Third Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

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By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Third Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Third Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

9.	Prospectus Supplement – 3.000% Senior Notes due 2022 and 3.750% Senior Notes due 2027:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the 2022 Senior Notes and the 2027 Senior Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any

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inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The 2022 Senior Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on January 11, 2022 and the 2027 Senior Notes will be issued in an aggregate principal amount of $1,250,000,000 and will mature on January 11, 2027. From and including the date of issuance, interest will accrue on the 2022 Senior Notes at a rate of 3.000% per annum and on the 2027 Senior Notes at a rate of 3.750% per annum. Interest on the Senior Notes will accrue from January 11, 2017 and will be payable semi-annually in arrears on January 11 and July 11 of each year, commencing on July 11, 2017. Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each of the 2022 Senior Notes and the 2027 Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a second supplemental indenture to be dated as of January 11, 2017 (the “Second Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes of each series will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on January 11, 2017. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

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Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes of the relevant series are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment

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firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Second Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise

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of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of the relevant series may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes of a series shall result if:

•	any installment of interest in respect of the Senior Notes of the relevant series is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of the Senior Notes of the relevant series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not declare the principal amount of any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the

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Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes of the relevant series, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes of each relevant series notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

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We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the relevant series offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may redeem Senior Notes of any series in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after January 11, 2017:

•	in making any payments on the Senior Notes of any series, we have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes of any series, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Trustee; Direction of Trustee

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Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Second Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Second Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Second Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

10.	Prospectus Supplement – 3.100% Senior Notes due 2021:

DESCRIPTION OF THE SENIOR NOTES

General

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The 3.100% Senior Notes will constitute our direct, unconditional and unsecured obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a first supplemental indenture to be dated as of July 6, 2016 (the “First Supplemental Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on July 6, 2016. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

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Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes

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of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Senior Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the First Supplemental Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the relevant series offered by this prospectus supplement, will constitute a single series of securities under the Senior Indenture as amended by the First Supplemental Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may redeem Senior Notes of any series in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after July 6, 2016:

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•	in making any payments on the Senior Notes of any series, we have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption”.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the senior debt indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities—Events of Default and Default; Limitation of Remedies—Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the senior debt indenture will remain.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the First Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant

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U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Senior Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the First Supplemental Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Senior Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the First Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

D.	Base Prospectus – dated June 7, 2013:

DESCRIPTION OF DEBT SECURITIES

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we or Lloyds Bank may issue. We or Lloyds Bank may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

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•	whether they are senior debt securities or subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities have a maturity date and, if so, what the date is;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether payments are conditional on our or Lloyds Bank’s ability to make such payments and remain able to pay our or Lloyds Bank’s debts as they fall due and that our or Lloyds Bank’s assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us or Lloyds Bank;

•	the currency or currencies in which they are denominated and in which we or Lloyds Bank will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•	whether and under what circumstances, if other than those described in this prospectus, we or Lloyds Bank will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we or Lloyds Bank may redeem the debt securities following certain developments with respect to tax laws;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We or Lloyds Bank may sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

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Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

Senior Guarantee of debt securities issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the senior debt indenture. The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by Lloyds Bank. If, for any reason, Lloyds Bank does not make any required payment in respect of senior debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture. Holders of senior debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the senior debt indenture and the senior debt securities.

Subordinated Guarantee of debt securities issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of subordinated debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the subordinated securities indenture. The guarantee is set forth in, and forms part of, the indenture under which subordinated debt securities will be issued by Lloyds Bank. If, for any reason, Lloyds Bank does not make any required payment in respect of its subordinated debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated debt indenture. Holders of subordinated debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the subordinated debt indenture and the subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to LBG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities. If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of LBG’s assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of Lloyds Bank, its depositors, except to the extent that LBG may be a creditor with recognized claims against it.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be

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deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor Lloyds Bank nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or Lloyds Bank make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical

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movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we or Lloyds Bank, as applicable, are wound up and we or Lloyds Bank, as applicable, fail to make a payment on the debt securities when due; or

•	at any time we determine at our option and in our sole discretion, or Lloyds Bank determines at its option and in its sole discretion, as applicable, that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us or Lloyds Bank to determine at any time and in our or Lloyds Bank’s sole discretion, as applicable, that debt securities shall

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no longer be represented by global securities. DTC has advised us and Lloyds Bank that, under its current practices, it would notify its participants of our or Lloyds Bank’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We or Lloyds Bank would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Definitive debt securities will be issued in registered form only. To the extent permitted by law, we, Lloyds Bank, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we or Lloyds Bank issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s same-day funds settlement system.

Payments

We or Lloyds Bank, as applicable, will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not or if Lloyds Bank does not, make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we or Lloyds Bank, as

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applicable, pay a dividend on any class of our respective share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us or Lloyds Bank, as applicable, for the payment or take any other action. Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date. Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our or Lloyds Bank’s, as applicable, other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

We may seek to qualify subordinated debt securities as regulatory capital in the United Kingdom. In this case, the relevant prospectus supplement may include a summary of the bail-in and/or write-down provisions set forth in any applicable supplement to the subordinated debt indentures.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of unsubordinated liabilities. If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Redemption

Unless the relevant prospectus supplement provides otherwise and subject in the case of any subordinated debt securities to (i) having notified the PRA (being the successor regulator, as of April 1, 2013, to the United Kingdom Financial Services Authority for these purposes), of the intention to so redeem at least one month (or such other longer or shorter period as the PRA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the PRA, (ii) satisfying the PRA that after such repayment we or Lloyds Bank, as applicable, will be able to meet applicable capital resource requirements

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and have sufficient financial resources to meet applicable capital adequacy requirements, and (iii) such redemption being applicable only if, when and to the extent not prohibited by applicable capital adequacy banking regulations, we or Lloyds Bank, as applicable, will have the option to redeem the debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest in the case of senior debt securities and any accrued but unpaid interest (including deferred interest in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we or Lloyds Bank, as applicable, determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or a change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal or any generally published pronouncement by any relevant tax authority which change, amendment or pronouncement becomes effective or applicable on or after the date of the applicable prospectus supplement and provided, in the case of subordinated debt securities, that the PRA is satisfied such change is material and was not reasonably foreseeable as at such date:

•	in making any payments on the particular series of debt securities or under the guarantee, we or Lloyds Bank have paid or will or would on the next payment date be required to pay Additional Amounts;

•	payments on the next payment date in respect of any of the series of debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•	on the next payment date we or Lloyds Bank would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us or Lloyds Bank, as applicable, would be materially reduced.

In the case of redemption due to changes in tax laws, the relevant issuer shall be required, before giving a notice of redemption, to deliver to the trustee (i) an officer’s certificate confirming, in the case of senior debt securities, compliance with such provisions or, in the case of subordinated debt securities, that the PRA is satisfied such change as described above is material and was not reasonably foreseeable as at the relevant issue date and, in each case, stating that the relevant issuer is entitled to redeem the relevant securities, and (ii) a written legal opinion of independent United Kingdom counsel of recognized standing selected by the relevant issuer confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the relevant issuer is entitled to exercise its right of redemption. In the case of subordinated debt securities, upon applicable capital adequacy banking regulations taking effect in the United Kingdom, any redemption due to such an event as described above shall only apply if, when and to the extent the ability to redeem in such circumstances would not result in the relevant subordinated debt securities failing or ceasing to qualify as Tier 2 Capital.

Unless the relevant prospectus supplement provides otherwise, and subject to (i) having notified the PRA of the intention to so redeem at least one month (or such other longer or shorter period as the PRA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the PRA, (ii) satisfying the PRA that after such repayment we or Lloyds Bank, as applicable, will be able to meet applicable capital resource requirements and have sufficient financial resources to meet applicable capital adequacy requirements, and (iii) such redemption being effected only if, when and to the extent not prohibited by applicable capital adequacy banking regulations, we or Lloyds Bank, as applicable, will have the option to redeem the subordinated debt securities, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, to each holder of such subordinated debt securities, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest (including any deferred interest), if

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any, in respect of such series of subordinated debt securities to the date fixed for redemption (or, in the case of discount securities, the accreted face amount thereof, together with accrued interest, if any), if, immediately prior to the giving of the notice referred to above, the subordinated debt securities would, following consultation with the PRA and as a result of a change (or prospective future change which the PRA considers to be sufficiently certain) in the applicable capital adequacy banking regulations or in the official application or interpretation thereof becoming effective on or after the date of the relevant issue date, a series of subordinated debt securities is, or is likely to be, fully excluded from inclusion in the Tier 2 capital of the Company or Lloyds Bank, as applicable, other than as a result of any applicable limitation on the amount of such capital as applicable to the relevant issuer and provided the PRA is satisfied that such change or prospective change was not reasonably foreseeable by the relevant issuer as at the date of the relevant issue date, provided that, in the case of subordinated debt securities issued under the LBG subordinated debt indenture, we have satisfied the trustee through the delivery of an officer’s certificate that an event as described above has occurred and is continuing, and provided further that upon applicable capital adequacy banking regulations taking effect in the United Kingdom, any redemption due to such an event as described above shall only apply if, when and to the extent the ability to redeem in such circumstances would not result in the relevant subordinated debt securities failing or ceasing to qualify as Tier 2 Capital.

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the debt securities of any series, in whole or in part, at its option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and procedures of the applicable clearing systems.

We, Lloyds Bank or any of our respective subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law permits. Any debt securities of any series that we or Lloyds Bank purchase beneficially for our or their respective account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing PRA requirements, neither we nor Lloyds Bank may make any redemption or repurchase of any subordinated debt securities beneficially for our own respective accounts, other than a repurchase in connection with dealing in securities, unless prior notice to the PRA is given and the PRA has not objected. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase.

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Modification and Waiver

We, Lloyds Bank and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to, any debt security;

•	change any obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•	the subordination provisions or the terms of our obligations or Lloyds Bank’s obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of subordinated debt securities of any series, including modifications relating to redemption, a Subordinated Debt Security Event of Default or a Subordinated Debt Security Default (as such terms are defined below), may require the non-objection from, or consent of, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	LBG or Lloyds Bank does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG or Lloyds Bank delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or Lloyds Bank or other legal advisors acceptable to the trustee
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(“Opinion of Counsel”) to the trustee concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. It shall not be a Senior Debt Security Event of Default if LBG or Lloyds Bank delivers such an Opinion of Counsel to the trustee and the trustee shall be entitled to rely on such opinion. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•	LBG or Lloyds Bank breaches any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG or Lloyds Bank (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG or Lloyds Bank to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and not expose the trustee to undue risk. The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG or Lloyds Bank, whether before or during the winding up of LBG or Lloyds Bank, as applicable.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG or Lloyds Bank with respect to any issued series of subordinated debt security shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or
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•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG or Lloyds Bank, as applicable, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG with respect to the guarantees of any series of subordinated debt security issued by Lloyds Bank shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of LBG in respect of the guarantee occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may deem to be due and payable by LBG or Lloyds Bank immediately in accordance with the terms of the indenture, for the purposes of the guarantee only (whether or not a Subordinated Debt Security Event of Default of Lloyds Bank has occurred), the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of LBG in respect of the guarantee have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or
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•	all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in England and Scotland (but not elsewhere) for the winding-up of LBG or Lloyds Bank, as applicable.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG or Lloyds Bank delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between obligations which LBG or Lloyds Bank may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG or Lloyds Bank, as applicable) that they might otherwise have against LBG or Lloyds Bank, whether before or during such winding up.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to certain exceptions, such as in the case of a payment default, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

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The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We or Lloyds Bank may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, the obligations of LBG or Lloyds Bank on the debt securities or, if applicable, LBG’s obligations under the guarantees of any securities issued by Lloyds Bank, and under the applicable indenture, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing, and we or Lloyds Bank, as applicable, procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of the wholly-owned subsidiaries of LBG or Lloyds Bank, as applicable, may assume the obligations under the debt securities of any series without the consent of any holder, provided that we or Lloyds Bank, as applicable, unconditionally guarantee, which, in the case of subordinated debt securities shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the debt securities of that series. In such case, all of the direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “U.K. taxing jurisdiction”. However, if we or Lloyds Bank make payment under such guarantee, we or Lloyds Bank, as the case may be, shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes the obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

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The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act of 1939, as amended (“TIA”), one of the U.S. Securities laws, except that, as the indentures specify, (i) the subordination provisions relating to each series of debt securities issued by Lloyds Bank in the relevant indenture will be governed and construed in accordance with the laws of England and the subordination provisions relating to the guarantees endorsed on each such series of debt securities in the indentures will be governed and construed in accordance with the laws of Scotland and (ii) the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. We, Lloyds Bank and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our or LBG’s debt securities and the depositary with respect to the ADSs representing certain of LBG’s preference shares.

Consent to Service of Process

Under the indentures, we and Lloyds Bank irrevocably designate our Chief U.S. Counsel, Lloyds TSB Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and we and Lloyds Bank irrevocably submit to the jurisdiction of those courts.

1.	Prospectus Supplement – 4.650% Fixed Rate Subordinated Debt Securities due 2026:

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on March 24, 2026. From and including the date of issuance, interest will accrue on the Subordinated Notes at a rate of 4.650% per annum. Interest will accrue from March 24, 2016. Interest will be payable semi-annually in arrears on March 24 and September 24 of each year, commencing on September 24, 2016. Interest will

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be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a Business Day.

Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

There shall be no Deferred Payment Dates (as defined in the accompanying prospectus) in respect of the Subordinated Notes.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Capital Disqualification Event” shall be deemed to have occurred if at any time the Issuer determines there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the Subordinated Notes which becomes effective after March 24, 2016 (the “Issue Date”) and that results, or would be likely to result, in the entire principal amount of the Subordinated Notes being excluded from the Tier 2 Capital of LBG.

“Regulatory Capital Requirements” means any applicable minimum capital or capital requirements specified for banks or financial groups by the Relevant Regulator.

“Relevant Regulator” means the U.K. Prudential Regulation Authority (the “PRA”) or such other governmental authority in the United Kingdom (or if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the Issuer and/or the Group.

“Senior Creditors” means in respect of the Issuer (i) creditors of the Issuer whose claims are admitted to proof in the winding-up or administration of the Issuer and who are unsubordinated creditors of the Issuer and (ii) creditors of the Issuer whose claims are or are expressed to be subordinated to the claims of other creditors of the Issuer (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of the Issuer, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Subordinated Notes).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

General

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The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the Subordinated Notes shall rank at least pari passu with the claims of holders of all obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of the Issuer and in priority to (1) the claims of holders of all obligations of the Issuer which constitute Tier 1 Capital of the Issuer, (2) the claims of holders of all undated or perpetual subordinated obligations of the Issuer and (3) the claims of holders of all share capital of the Issuer.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the indenture dated as of November 4, 2014 (the “Subordinated Indenture”) between us and the Bank of New York Mellon, as trustee (the “Trustee”), as amended by a fourth supplemental indenture to be dated as of March 24, 2016 (the “Fourth Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”) between us and the Trustee. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by one or more global securities in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of DTC on March 24, 2016. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of DTC, including those of its indirect participants, Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

All payments in respect of the Subordinated Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts

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will be paid on the Subordinated Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder or any agreement with the U.S. Internal Revenue Service in connection with these sections or regulations (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Subordinated Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Subordinated Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the claims of holders of the Subordinated Notes would be

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treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Subordinated Notes upon an insolvency of the Issuer.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA; and (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” shall result if:

•	a court of competent jurisdiction makes an order for the winding-up of LBG which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid payments,

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and any Additional Amounts (as defined below), on the Subordinated Notes. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Defaults

A “Default” with respect to the Subordinated Notes shall result if:

•	any installment of interest is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not declare the principal amount of any outstanding Subordinated Notes to be due and payable.

However, a failure to make any payment on a Subordinated Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Notes.

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Subordinated Notes. By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Subordinated Note or the Indenture (or between obligations which LBG may have under or in respect of any Subordinated Note and any liability owed by a holder to LBG) that they might otherwise have against LBG, whether before or during such winding up.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Notes may waive any past Event of Default or Default, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Subordinated Note or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Subordinated Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Subordinated Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or

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holders of the Subordinated Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Subordinated Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, Issue Date and first interest payment date, provided however that such additional notes must be fungible with the Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Subordinated Notes or other debt securities that we may issue under such Indenture.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption and Repurchases” below, redeem the Subordinated Notes in whole but not in part at any time at 100% of their principal amount, together with any accrued interest to, but excluding, the date fixed for redemption.

A “Tax Event” is deemed to have occurred if:

(1) LBG determines that as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts (as defined below) to any holder pursuant to “—Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

•	result in LBG not being entitled to claim a deduction in respect of any payments in respect of the Subordinated Notes in computing LBG’s taxation liabilities or materially reduce the amount of such deduction;

•	prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;

•	as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the date of
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issue of the Subordinated Notes or any similar system or systems having like effect as may from time to time exist);

•	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG; or

•	result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date;

Notice of any redemption of the Subordinated Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of such redemption in accordance with “—Conditions to Redemption and Repurchases” below, and to the Trustee at least ten (10) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that the Relevant Regulator is satisfied that the relevant change or event is material and was not reasonably foreseeable by LBG on the Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Redemption due to a Capital Disqualification Event

We may redeem the Subordinated Notes in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the Subordinated Notes if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry,

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in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Repurchases

We may at any time, and from time to time, purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Conditions to Redemption and Repurchases

Any redemption or repurchase of the Subordinated Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem or purchase the Subordinated Notes; and

(b) in respect of any redemption of the Subordinated Notes proposed to be made prior to the fifth anniversary of the date of issuance of the Subordinated Notes, if and to the extent then required under the relevant Regulatory Capital Requirements (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date; and

(c) if and to the extent then required by the relevant Regulatory Capital Requirements (A) on or before the relevant redemption or purchase date, LBG replacing the Subordinated Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG or (B) LBG demonstrating to the satisfaction of the Relevant Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption or purchase exceed its minimum capital requirements by a margin that the Relevant Regulator may consider necessary at such time based on the Regulatory Capital Requirements.

Notwithstanding the above conditions, if, at the time of any redemption or purchase, the prevailing Regulatory Capital Requirements permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

We and the Trustee may make certain modifications and amendments to the Indenture without the consent of the holders of the Subordinated Notes. Other modifications and amendments may be made to the Indenture with the consent of the holder or holders of not less than two-thirds in aggregate outstanding principal amount of the Subordinated Notes outstanding that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each Subordinated Note that would:

•	change the stated maturity of the principal amount of the Subordinated Notes;
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•	reduce the principal amount of, the interest rate, or the premium payable upon the redemption of, or the payments with respect to, the Subordinated Notes;

•	change any obligation to pay Additional Amounts (as defined below);

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding Subordinated Notes necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture and any Event of Default or Default;

•	the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the Subordinated Notes in a manner adverse to the holders; or

•	modify the above requirements.

In addition, variations in the terms and conditions of the Subordinated Notes, including modifications relating to redemption, an Event of Default or a Default, may require the non-objection from, or consent of, the PRA.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Subordinated Notes. By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to such Subordinated Note or the Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the Fourth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By accepting the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b) neither the Subordinated Indenture nor the Fourth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes

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following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of the Subordinated Notes, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, the obligations of LBG on the Subordinated Notes, and under the Indenture, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and we procure the delivery to the Trustee of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of the wholly-owned subsidiaries of LBG may assume the obligations under the Subordinated Notes without the consent of any holder, provided that we unconditionally guarantee, which shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the Subordinated Notes. In such case, all of the direct obligations under the Subordinated Notes and the Indenture shall immediately be discharged. Any Additional Amounts under the Subordinated Notes will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “U.K. taxing jurisdiction”. However, if we make payment under such guarantee, we may be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes the obligations will also be entitled to redeem the Subordinated Notes in the circumstances described in “—Tax Redemption” and “—Redemption due to a Capital Disqualification Event” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of the obligations of LBG under the Subordinated Notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the Subordinated Notes for new debt

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securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Indenture, the Fourth Supplemental Indenture and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes, which are governed by, and construed in accordance with, the laws of Scotland.

2.	Prospectus Supplement – 2.700% Senior Notes due 2020:

DESCRIPTION OF THE SENIOR NOTES

Fixed Rate Senior Notes

The 2020 Fixed Rate Senior Notes were issued in an aggregate principal amount of $1,000,000,000 and will mature on August 17, 2020. From and including the date of issuance, interest will accrue on the 2020 Fixed Rate Senior Notes at a rate of 2.700% per annum. Interest accrued on the Fixed Rate Senior Notes from August 17, 2015 and will be payable semi-annually in arrears on February 17 and August 17 of each year, commencing on February 17, 2016. Interest will be paid to holders of record of the Fixed Rate Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Fixed Rate Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The 2020 Fixed Rate Senior Notes constitute a separate series of senior debt securities issued under an indenture dated as of January 21, 2011 (the “Senior Indenture”) among us as Issuer, LBG, as Guarantor, and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a sixth supplemental indenture to be dated as of August 17, 2015 (the “Sixth Supplemental Indenture”) among us as Issuer, LBG, as Guarantor, and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

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The principal corporate trust office of the Trustee in London, United Kingdom, has been designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We issued the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters delivered the Senior Notes through the facilities of the DTC on August 17, 2015. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us, LBG or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, LBG, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, LBG, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of the Senior Notes, each holder and beneficial owner of the Senior Notes acknowledged, accepted, agreed to be bound by and consents to the exercise of any UK bail-in power (as defined below) by the relevant UK resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of

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the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledged and agreed that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant UK resolution authority would exercise its UK bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the UK bail-in powers.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

The exercise of any UK bail-in power by the relevant UK resolution authority shall not constitute a Senior Debt Security Event of Default (as defined below) under the Senior Notes. By its acquisition of the Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledged and agreed that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes shall not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA; and (ii) to the extent permitted by the TIA, waived any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

By its acquisition of the Senior Notes, each holder and beneficial owner was also deemed to have (i) consented to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary

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through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the relevant series offered by this prospectus supplement, will constitute a single series of securities under the Senior Indenture as amended by the Sixth Supplemental Indenture. There is no limitation on the amount of senior notes or other debt securities that we may issue under such indenture.

Tax Redemption

We or, if applicable, LBG may redeem Senior Notes of any series in whole but not in part if we or, if applicable, LBG determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “UK taxing jurisdiction”) (including any treaty to which such UK taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after August 17, 2015:

•	in making any payments on the Senior Notes of any series, we or, if applicable, LBG have paid or will or would on the next payment date be required to pay additional amounts;
•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or
•	on the next payment date we or, if applicable, LBG would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we or, if applicable, LBG elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we or, if applicable, LBG may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption”.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the senior debt indenture (or

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between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities—Events of Default and Default; Limitation of Remedies—Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the senior debt indenture will remain.

Trustee; Direction of Trustee

LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Sixth Supplemental Indenture) shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

By its acquisition of the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledged and agreed that, upon the exercise of any UK bail-in power by the relevant UK resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Senior Indenture nor the Sixth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Senior Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Senior Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Senior Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

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Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market were deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Listing

The Senior Notes have been listed on the New York Stock Exchange in accordance with its rules.

Guarantee

Payment in full to the holders of the Senior Notes and payment in full to the Trustee of amounts due and owing under the senior debt indenture are fully and unconditionally guaranteed by LBG. The guarantee is set forth in, and forms part of, the senior debt indenture under which Senior Notes will be issued by us. If, for any reason, we do not make any required payment in respect of our Senior Notes when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will constitute LBG’s direct, unconditional, unsecured and unsubordinated obligation ranking pari passu with all LBG’s other outstanding, unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. Holders of Senior Notes issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the Senior Notes, assume all of our rights and obligations under the Senior Notes and upon such assumption, we will be released from our liabilities under the senior debt indenture and the Senior Notes.

Governing Law

The Senior Indenture, the Sixth Supplemental Indenture, the Senior Notes and the guarantee are governed by, and construed in accordance with, the laws of the State of New York.

3.	Prospectus Supplement – 3.500% Senior Notes due 2025:

DESCRIPTION OF THE SENIOR NOTES

Fixed Rate Senior Notes

The 2025 Fixed Rate Senior Notes were issued in an aggregate principal amount of $1,250,000,000 and will mature on May 14, 2025. From and including the date of issuance, interest will accrue on the 2025 Fixed Rate Senior Notes at a rate of 3.500% per annum. Interest accrued on the Fixed Rate Senior Notes from May 14, 2015 and are payable semi-annually in arrears on May 14 and November 14 of each year, commencing on November 14, 2015. Interest will be paid to holders of record of the Fixed Rate Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Fixed Rate Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we pay interest on the next business day, but interest on that payment does not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we pay interest and principal on the next succeeding business day, but interest on that

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payment does not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The 2025 Fixed Rate Senior Notes constitute a separate series of senior debt securities issued under an indenture dated as of January 21, 2011 (the “Senior Indenture”) among us as Issuer, LBG, as Guarantor, and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a fifth supplemental indenture to be dated as of May 14, 2015 (the “Fifth Supplemental Indenture”) among us as Issuer, LBG, as Guarantor, and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, has been designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We issued the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters delivered the Senior Notes through the facilities of the DTC on May 14, 2015. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, was made in immediately available funds. Beneficial interests in the global securities trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us, LBG or our paying agent were made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts were be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental

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Classification: Limited

agreement, any of us, LBG, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, LBG, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

By purchasing the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledged, agreed to be bound by and consented to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above. Each holder (including each beneficial owner) of the Senior Notes further acknowledged and agreed that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the U.K. bail-in powers.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors-Risks relating to the Senior Notes”.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Senior Debt Security Event of Default (as defined below) under the Senior Notes. By purchasing the Senior Notes, each holder (including each beneficial owner) of the Senior Notes: (i) acknowledged and agreed that the

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exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes shall not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA; and (ii) to the extent permitted by the TIA, waived any and all claims against the Trustee for, agreed not to initiate a suit against the Trustee in respect of, and agreed that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

By purchasing the Senior Notes, each holder (including each beneficial owner) shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the relevant series offered by this prospectus supplement, will constitute a single series of securities under the Senior Indenture as amended by the Fifth Supplemental Indenture. There is no limitation on the amount of senior notes or other debt securities that we may issue under such indenture.

Tax Redemption

We or, if applicable, LBG may redeem Senior Notes of any series in whole but not in part if we or, if applicable, LBG determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after May 14, 2015:

•	in making any payments on the Senior Notes of any series, we or, if applicable, LBG have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•·	on the next payment date we or, if applicable, LBG would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.
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In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we or, if applicable, LBG elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we or, if applicable, LBG may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption”.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the senior debt indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Default; Limitation of Remedies-Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the senior debt indenture will remain.

Trustee; Direction of Trustee

LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Fifth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

By its acquisition of the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledged and agreed that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Senior Indenture nor the Fifth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Senior Indenture shall remain

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applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Senior Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Senior Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

The Senior Notes have been listed on the New York Stock Exchange in accordance with its rules.

Guarantee

Payment in full to the holders of the Senior Notes and payment in full to the Trustee of amounts due and owing under the senior debt indenture are fully and unconditionally guaranteed by LBG. The guarantee is set forth in, and forms part of, the senior debt indenture under which Senior Notes will be issued by us. If, for any reason, we do not make any required payment in respect of our Senior Notes when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will constitute LBG’s direct, unconditional, unsecured and unsubordinated obligation ranking pari passu with all LBG’s other outstanding, unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. Holders of Senior Notes issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the Senior Notes, assume all of our rights and obligations under the Senior Notes and upon such assumption, we will be released from our liabilities under the senior debt indenture and the Senior Notes.

Governing Law

The Senior Indenture, the Fifth Supplemental Indenture, the Senior Notes and the guarantee are governed by, and construed in accordance with, the laws of the State of New York.

4.	Prospectus Supplement – 2.400% Senior Notes due 2020:

DESCRIPTION OF THE SENIOR NOTES

Fixed Rate Senior Notes

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The 2020 Fixed Rate Senior Notes were issued in an aggregate principal amount of $1,000,000,000 and will mature on March 17, 2020. From and including the date of issuance, interest will accrue on the 2020 Fixed Rate Senior Notes at a rate of 2.400% per annum. Interest will accrue on the Fixed Rate Senior Notes from March 17, 2015 and will be payable semi-annually in arrears on March 17 and September 17 of each year, commencing on September 17, 2015, for the 2020 Fixed Rate Senior Notes. Interest will be paid to holders of record of the Fixed Rate Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Fixed Rate Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes constituted our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The 2020 Fixed Rate Senior Notes constituted a separate series of senior debt securities issued under an indenture dated as of January 21, 2011 (the “Senior Indenture”) among us as Issuer, LBG, as Guarantor, and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a fourth supplemental indenture to be dated as of March 17, 2015 (the “Fourth Supplemental Indenture”) among us as Issuer, LBG, as Guarantor, and the Trustee. Book-entry interests in the Senior Notes were issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, has been designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We issued the Senior Notes in fully registered form. The Senior Notes were represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters delivered the Senior Notes through the facilities of the DTC on March 17, 2015. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global

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Classification: Limited

securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us, LBG or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, LBG, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, LBG, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

By purchasing the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledged, agreed to be bound by and consented to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above. Each holder (including each beneficial owner) of the Senior Notes further acknowledged and agreed that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the

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exception of excluded liabilities) and that the holders of the Senior Notes would be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the U.K. bail-in powers.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors-Risks relating to the Senior Notes”.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Senior Debt Security Event of Default (as defined below) under the Senior Notes. By purchasing the Senior Notes, each holder (including each beneficial owner) of the Senior Notes: (i) acknowledged and agreed that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes shall not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA; and (ii) to the extent permitted by the TIA, waived any and all claims against the Trustee for, agreed not to initiate a suit against the Trustee in respect of, and agreed that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

By purchasing the Senior Notes, each holder (including each beneficial owner) was deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the relevant series offered by this prospectus supplement, will constitute a single series of securities under the Senior Indenture as amended by the Fourth Supplemental Indenture. There is no limitation on the amount of senior notes or other debt securities that we may issue under such indenture.

Tax Redemption

We or, if applicable, LBG may redeem Senior Notes of any series in whole but not in part if we or, if applicable, LBG determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax

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Classification: Limited

(a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after March 17, 2015:

•	in making any payments on the Senior Notes of any series, we or, if applicable, LBG have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we or, if applicable, LBG would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we or, if applicable, LBG elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we or, if applicable, LBG may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption”.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the senior debt indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Default; Limitation of Remedies-Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the senior debt indenture will remain.

Trustee; Direction of Trustee

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Classification: Limited

LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Fourth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

By its acquisition of the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledged and agreed that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Senior Indenture nor the Fourth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Senior Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Senior Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Senior Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market were deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

The Senior Notes have been listed on the New York Stock Exchange in accordance with its rules.

Guarantee

Payment in full to the holders of the Senior Notes and payment in full to the Trustee of amounts due and owing under the senior debt indenture are fully and unconditionally guaranteed by LBG. The guarantee is set forth in, and forms part of, the senior debt indenture under which Senior Notes will be issued by us. If, for any reason, we do not make any required payment in respect of our Senior Notes when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will constitute LBG’s direct, unconditional, unsecured and unsubordinated obligation ranking pari passu with all LBG’s other outstanding, unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. Holders of Senior Notes issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of

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the holders of the Senior Notes, assume all of our rights and obligations under the Senior Notes and upon such assumption, we will be released from our liabilities under the senior debt indenture and the Senior Notes.

Governing Law

The Senior Indenture, the Fourth Supplemental Indenture, the Senior Notes and the guarantee are governed by, and construed in accordance with, the laws of the State of New York.

5.	Prospectus Supplement – 4.5000% Fixed Rate Subordinated Debt Securities due 2024:

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of $1,000,000,000 and will mature on November 4, 2024. From and including the date of issuance, interest will accrue on the Subordinated Notes at a rate of 4.500% per annum. Interest will accrue from November 4, 2014. Interest will be payable semi-annually in arrears on May 4 and November 4 of each year, commencing on May 4, 2015. Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a Business Day.

Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

There shall be no Deferred Payment Dates (as defined in the accompanying prospectus) in respect of the Subordinated Notes.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Capital Disqualification Event” shall be deemed to have occurred if at any time the Issuer determines that as a result of a change (or prospective future change which the Relevant Regulator considers to be sufficiently certain) to the regulatory classification of the Subordinated Notes, in any such case becoming effective on or after November 4, 2014, all of the outstanding aggregate principal amount of the Subordinated Notes fully ceases (or would fully cease) to be included in, or count towards, the Tier 2 Capital of the Group (other than as a result of any applicable limitation on the amount of such capital as applicable to the Group).

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“CRD IV” means, taken together, (i) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive (the “CRD IV Directive”), (ii) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No 648/2012, and any successor regulation (the “CRD IV Regulation”) and (iii) applicable capital adequacy banking regulations then in effect in the United Kingdom.

“Regulatory Capital Requirements” means any applicable minimum capital or capital requirements specified for banks or financial groups by the Relevant Regulator.

“Relevant Regulator” means the UK Prudential Regulation Authority or such other governmental authority in the United Kingdom (or if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the Issuer and/or the Group.

“Senior Creditors” means in respect of the Issuer (i) creditors of the Issuer whose claims are admitted to proof in the winding-up or administration of the Issuer and who are unsubordinated creditors of the Issuer and (ii) creditors of the Issuer whose claims are or are expressed to be subordinated to the claims of other creditors of the Issuer (other than those whose claims relate to obligations which constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of the Issuer, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Subordinated Notes).

“Tier 1 Capital” has the meaning given to it by the Regulatory Capital Requirements from time to time.

“Tier 2 Capital” has the meaning given to it by the Regulatory Capital Requirements from time to time.

General

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors. The ranking of our obligations shall be set out in the manner provided in the Subordinated Indenture. In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under an indenture to be dated as of November 4, 2014 (the “Subordinated Indenture”) between us and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a first supplemental indenture to be dated as of November 4, 2014 (the “First Supplemental Indenture”) between us and the Trustee. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

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The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Subordinated Notes through the DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of the DTC on November 4, 2014. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

All payments in respect of the Subordinated Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No additional amounts will be paid on the Subordinated Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder or any agreement with the U.S. Internal Revenue Service in connection with these sections or regulations (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Subordinated Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

By purchasing the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the above. With respect to (i) and (ii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder (including each beneficial owner) of the Subordinated Notes further acknowledges and agrees that the rights of the holders under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the

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exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act as the same may be amended from time to time (whether pursuant to the Banking Reform Act 2013 or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Subordinated Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Subordinated Notes would be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the U.K. bail-in powers.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors-Risks relating to the Subordinated Notes”.

By purchasing the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA; and (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By purchasing the Subordinated Notes, each holder (including each beneficial owner) shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner.

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Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Defaults

A “Default” with respect to the Subordinated Notes shall result if:

•	any installment of interest is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs and is continuing, the trustee may commence a proceeding for the winding-up of LBG.

However, a failure to make any payment on a Subordinated Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Notes.

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Subordinated Note or the Subordinated Indenture (or between obligations which LBG may have under or in respect of any Subordinated Note and any liability owed by a holder to LBG) that they might otherwise have against LBG, whether before or during such winding up.

Additional Issuances

We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes must be fungible with the Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the Subordinated Indenture as amended by the First Supplemental Indenture. There is no limitation on the amount of subordinated notes or other debt securities that we may issue under such indenture.

Tax Redemption

If at any time a Tax Event has occurred and is continuing, LBG may, subject to the satisfaction of the conditions described under “-Conditions to Redemption and Repurchases” below, redeem the Subordinated Notes in whole but not in part at any time at 100% of their principal amount, together with any accrued interest to, but excluding, the date fixed for redemption.

A “Tax Event” is deemed to have occurred if:

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(1) the Company determines that as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “-Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

•	result in LBG not being entitled to claim a deduction in respect of any payments in respect of the Subordinated Notes in computing LBG’s taxation liabilities or materially reduce the amount of such deduction;

•	prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;

•	as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Subordinated Notes or any similar system or systems having like effect as may from time to time exist);

•	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG; or

•	result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes, or would become, effective on or after the issue date, or (y) in the case of a change or proposed change in law, if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the issue date;

Notice of any redemption of the Subordinated Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of such redemption in accordance with “-Conditions to Redemption and Repurchases” below, and to the trustee at least ten (10) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred and is continuing, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that the relevant regulator is satisfied that the relevant change or event is material and was not reasonably foreseeable by LBG on the issue date. The Trustee shall be entitled to accept such opinion and

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officer’s certificate without any further inquiry, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Redemption due to a Capital Disqualification Event

We may redeem the Subordinated Notes in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the Subordinated Notes if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing. In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “-Conditions to Redemption and Repurchases” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred and is continuing, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the issue date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which even such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Repurchases

We may at any time, and from time to time, purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “-Conditions to Redemption and Repurchases” below.

Conditions to Redemption and Repurchases

Any redemption or repurchase of the Subordinated Notes prior to the maturity date is subject to:

(A)	LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem or purchase the Subordinated Notes (in each case to the extent, and in the manner, required by the relevant Regulatory Capital Requirements);

(B)	in respect of any redemption of the Subordinated Notes proposed to be made prior to the fifth anniversary of the date of issuance of the Subordinated Notes, if and to the extent then required under the relevant Regulatory Capital Requirements (a) in the case of redemption following the occurrence of a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the issue date or (b) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the issue date; and

(C)	compliance by LBG with any alternative or additional pre-conditions to redemption or purchase, as applicable, set out in the relevant Regulatory Capital Requirements for the time being.

Article 78(1) of the CRD IV Regulation provides that the Relevant Regulator shall, subject as provided in Article 78 and below, grant permission to redeem or purchase Subordinated Notes prior to the maturity date where either:

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(a)	on or before the relevant redemption date or purchase date, as applicable, LBG replaces the Subordinated Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or

Further, Article 78(4) provides that the Relevant Regulator may only permit LBG to redeem the Subordinated Notes before five years after the date of issuance of the Subordinated Notes not only if either of the conditions referred to in paragraphs (1) or (2) above is met, but also:

(a)	in the case of redemption due to the occurrence of a Capital Disqualification Event, (i) the Relevant Regulator considers such change to be sufficiently certain and (ii) LBG demonstrates to the satisfaction of the Relevant Regulator that the Capital Disqualification Event was not reasonably foreseeable at the time of issuance of the Subordinated Notes; or

(b)	in the case of redemption due to the occurrence of a Tax Event, LBG demonstrates to the satisfaction of the Relevant Regulator that such change is material and was not reasonably foreseeable at the time of issuance of the Subordinated Notes.

The rules under CRD IV may be modified from time to time after the date of issuance of the Subordinated Notes and we may be required to comply with any additional or alternative preconditions set out in the relevant Capital Regulations and/or required by the Relevant Regulator as a prerequisite to its consent to such redemptions or repurchases, at the time.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the subordinated debt indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the First Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b) neither the Subordinated Indenture nor the First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Subordinated Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Subordinated Indenture.

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Classification: Limited

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Subordinated Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Indenture, the First Supplemental Indenture and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes, which are governed by, and construed in accordance with, the laws of Scotland

E.	Base Prospectus – dated December 22, 2010:

DESCRIPTION OF DEBT SECURITIES

Senior Guarantee

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by us. The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by us. If, for any reason, we do not make any required payment in respect of our senior debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture. Holders of senior debt securities issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the senior debt indenture and the senior debt securities.

Subordinated Guarantee

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Classification: Limited

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of subordinated debt securities issued by us. The guarantee is set forth in, and forms part of, the indenture under which subordinated debt securities will be issued by us. If, for any reason, we do not make any required payment in respect of our subordinated debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated indenture. Holders of subordinated debt securities issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the subordinated debt indenture and the subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to LBG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities. If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of LBG’s assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of us, our depositors, except to the extent that LBG may be a creditor with recognized claims against us.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures. Except as described below under the heading “-Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name,

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receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor LBG nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or LBG make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

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Classification: Limited

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we or LBG are wound up and we or LBG fail to make a payment on the debt securities when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, LBG, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

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Classification: Limited

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s same-day funds settlement system.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on that series of subordinated debt securities on any payment date, our obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us or LBG for the payment or take any other action. Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date. Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior

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payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any of our creditors, in the manner provided in the subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities. If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Redemption

Unless the relevant prospectus supplement provides otherwise and subject in the case of any subordinated debt securities to our (i) having notified the United Kingdom Financial Services Authority (“FSA”) of our intention to so redeem at least one month (or such other longer or shorter period as the FSA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the FSA, and (ii) satisfying the FSA that after such repayment we will be able to meet our capital resource requirements and have sufficient financial resources to meet our applicable capital adequacy requirements, we will have the option to redeem the debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest in the case of senior debt securities and any accrued but unpaid interest (including deferred interest in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we determine that as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or a change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal or any generally published pronouncement by any relevant tax authority which change, amendment or pronouncement becomes effective or applicable on or after the date of the applicable prospectus supplement:

•	in making any payments on the particular series of debt securities or under the guarantee, we or LBG have paid or will or would on the next payment date be required to pay Additional Amounts;

•	payments on the next payment date in respect of any of the series of debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•	on the next payment date we or LBG would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us or LBG, as applicable, would be materially reduced.

Unless the relevant prospectus supplement provides otherwise, and subject to our (i) having notified the FSA of our intention to so redeem at least one month (or such other longer or shorter period as the FSA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the FSA, and (ii) satisfying the FSA that after such repayment we will be able to meet our capital resource requirements and have sufficient financial resources to meet our applicable capital adequacy requirements, with respect to any

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Classification: Limited

series of subordinated debt securities, we will have the option to redeem the subordinated debt securities, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, to each holder of such subordinated debt securities, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest (including any deferred interest), if any, in respect of such series of subordinated debt securities to the date fixed for redemption (or, in the case of discount securities, the accreted face amount thereof, together with accrued interest, if any), if, immediately prior to the giving of the notice referred to above the subordinated debt securities would no longer be eligible to qualify in whole or in part (save where such non-qualification is only as a result of any applicable limitation on the amount of such capital) for inclusion in the Lower Tier 2 Capital, as defined by the FSA from time to time, of Lloyds Bank.

In the case of redemption due to tax changes, we shall be required, before we give a notice of redemption, to deliver to the trustee (i) an officer’s certificate evidencing compliance with such provisions and stating that we are entitled to redeem the relevant securities or (ii) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us, or written opinion by a firm of certified accountants in a form satisfactory to the trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and procedures of the applicable clearing systems.

We, LBG or any of LBG’s subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law permits. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing FSA requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities,

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unless we give prior notice to the FSA and the FSA has not objected. The FSA (or any successor thereto) may impose conditions on any redemption or repurchase.

Modification and Waiver

We, LBG and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to, any debt security;

•	change any obligation (or any successors’) to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•	modify the subordination provisions or the terms of our obligations or LBG’s obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to redemption, a Senior Debt Security Event of Default, a Subordinated Debt Security Event of Default or a Subordinated Debt Security Default (as such terms are defined below), may require the non-objection from, or consent of, the FSA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	Lloyds Bank or LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment
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Classification: Limited

to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, Lloyds Bank or LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, Lloyds Bank or LBG or other legal advisors acceptable to the trustee (“Opinion of Counsel”) to the trustee concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. It shall not be a Senior Debt Security Event of Default if Lloyds Bank or LBG delivers such an Opinion of Counsel to the trustee and the trustee shall be entitled to rely on such opinion. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•	Lloyds Bank or LBG breaches any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of Lloyds Bank or LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against Lloyds Bank or LBG to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and not expose the trustee to undue risk. The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against Lloyds Bank or LBG, whether before or during the winding up of Lloyds Bank or LBG, as applicable.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of Lloyds Bank with respect to any series of subordinated debt security shall result if:

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Classification: Limited

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for the winding-up of Lloyds Bank, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of Lloyds Bank occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of Lloyds Bank have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG with respect to the guarantees of any series of subordinated debt security shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of LBG occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may deem to be due and payable by Lloyds Bank or LBG immediately in accordance with the terms of the indenture, for the purposes of the guarantee only (whether or not a Subordinated Debt Security Event of Default of Lloyds Bank has occurred), the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of LBG have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the Indenture also separately provides for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its Deferred Payment Date or such other date specified for its payment in the Indenture and such failure continues for 14 days; or
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Classification: Limited

•	all or any part of the principal of any subordinated debt security of that series is not paid on its Deferred Payment Date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in England and Scotland (but not elsewhere) for the winding-up of Lloyds Bank or LBG, respectively.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and Lloyds Bank or LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to Lloyds Bank or LBG) that they might otherwise have against Lloyds Bank or LBG, whether before or during our winding up.

Events of Default and Defaults-General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to certain exceptions, such as in the case of a payment default, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

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Classification: Limited

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We or LBG may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations or, if applicable, LBG’s obligations, on the debt securities and under the applicable indenture, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, which, in the case of subordinated debt securities shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “UK taxing jurisdiction”. However, if we or LBG make payment under such guarantee, we or LBG, as the case may be, shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “-Additional Amounts” above, imposed by any UK taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “-Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act of 1939, as amended (“TIA”), one of the U.S.

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Securities laws, except that, as the indentures specify, the subordination provisions relating to each series of debt securities in the indentures will be governed and construed in accordance with the laws of England and the subordination provisions relating to the guarantees endorsed on each series of debt securities in the indentures will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London office, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. We, LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary with respect to certain of our or LBG’s debt securities and the depositary with respect to the ADSs representing certain of LBG’s preference shares.

Consent to Service of Process

Under the indentures, we and LBG irrevocably designate our Chief U.S. Counsel, Lloyds TSB Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we and LBG irrevocably submit to the jurisdiction of those courts.

1.	Prospectus Supplement – 6.375% Senior Notes due 2021:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement we refer to the 2021 Senior Notes as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The 2021 Senior Notes will be issued in an aggregate principal amount of $2,500,000,000 and will mature on January 21, 2021. From and including the date of issuance, interest will accrue on the 2021 Senior Notes at a rate of 6.375% per annum. Interest will accrue from January 21, 2011. Interest will be payable semi-annually in arrears on January 21 and July 21 of each year, commencing on July 21, 2011. The regular record dates for the Senior Notes will be January 6 and July 6 of each year immediately preceding the interest payment dates on January 21 and July 21, respectively.

Interest on the Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business

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day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

General

The 2021 Senior Notes will constitute a separate series of senior debt securities issued under an indenture among us as Issuer, LBG, as Guarantor, and The Bank of New York Mellon as trustee (the “Trustee”). Book-entry interests in the Senior Notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on January 21, 2011. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Additional Issuances

We may, without the consent of the holders of the 2021 Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the 2021 Senior Notes (as applicable) described in this prospectus supplement except for the price to the public and issue date, provided however that such additional notes must be fungible with the Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the 2021 Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to senior

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debt securities issued by us, dated as of January 21, 2011, among us, LBG, and The Bank of New York Mellon. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may redeem the 2021 Senior Notes in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction:

•	in making any payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption”.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Default; Limitation of Remedies-Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the senior debt indenture will remain.

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Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Guarantee

The Senior Notes are fully and unconditionally guaranteed by LBG. The guarantee is set forth in, and forms part of, the indenture under which Senior Notes will be issued by us. If, for any reason, we do not make any required payment in respect of our Senior Notes when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will constitute LBG’s direct, unconditional, unsecured and unsubordinated obligation ranking pari passu with all LBG’s other outstanding, unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. Holders of Senior Notes issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the Senior Notes, assume all of our rights and obligations under the Senior Notes and upon such assumption, we will be released from our liabilities under the senior debt indenture and the Senior Notes.

F.	Prospectus – Offer to Exchange 4.582% Subordinated Debt Securities due 2025 and 5.300% Subordinated Debt Securities due 2045 for New 4.582% Subordinated Debt Securities due 2025 and New 5.300% Subordinated Debt Securities due 2045:

Description of the New Notes

In this prospectus, we refer to the 2025 New Notes and the 2045 New Notes collectively as the “New Notes.” The terms “series”, “such series”, “applicable series” and other similar terms refer to the 2025 New Notes or the 2045 New Notes, as the context may require. The following is a summary of certain terms of the New Notes. It does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Subordinated Debt Securities Indenture dated as of November 4, 2014 (the “Subordinated Indenture”), between LBG as Issuer and The Bank of New York Mellon acting through its London Branch as Trustee, as supplemented by a Fifth Supplemental Indenture which we expect to be dated as of the Exchange Date (the “Fifth Supplemental Indenture”) in respect of the 2045 New Notes and a Sixth Supplemental Indenture which we expect to be dated as of the Exchange Date (the “Sixth Supplemental Indenture”) in respect of the 2025 New Notes. The Subordinated Indenture, together with the Fifth Supplemental Indenture (in the case of the 2045 New Notes) and the Sixth Supplemental Indenture (in the case of the 2025 New Notes), are together referred to herein as the “Indenture”.

The 2025 New Notes will mature on December 10, 2025 and the 2045 New Notes will mature on December 1, 2045. Interest will accrue on the 2025 New Notes at a rate of 4.582% per annum and on the 2045 New Notes at a rate of 5.300% per annum. Interest on the New Notes will accrue from the most recent Interest Payment Date for which interest has been paid with respect to the relevant series of Old Notes. Interest on the New Notes will be payable semi-annually in arrears on June 10 and December 10 of each year (in the case of the 2025 New Notes) and June 1 and December 1 of each year (in the case of the 2045 New Notes) (each such date, an “Interest Payment Date”). Interest will be paid to holders of record of the New Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day.

Interest on the New Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled

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Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

In this description of the New Notes, the following expressions have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Capital Disqualification Event” shall be deemed to have occurred if at any time LBG determines that as a result of a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the applicable series of the New Notes which becomes effective after the applicable Issue Date and that results, or would be likely to result, in the entire principal amount of such series of the New Notes being excluded from the Tier 2 Capital of LBG.

“Regulatory Capital Requirements” means any applicable minimum capital or capital requirements specified for banks or financial groups by the Relevant Regulator.

“Relevant Regulator” means the U.K. Prudential Regulation Authority or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG.

“Senior Creditors” means in respect of LBG (i) creditors of LBG whose claims are admitted to proof in the winding-up or administration of LBG and who are unsubordinated creditors of LBG and (ii) creditors of LBG whose claims are or are expressed to be subordinated to the claims of other creditors of LBG (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of LBG, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the New Notes).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

General

The New Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the New Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the New Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

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In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Each of the 2025 New Notes and the 2045 New Notes will constitute a separate series of subordinated debt securities issued under the Subordinated Indenture as amended by the Fifth Supplemental Indenture or the Sixth Supplemental Indenture, as applicable. Book-entry interests in the New Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the New Notes in fully registered form. The New Notes will be represented by one or more global securities in the name of a nominee of DTC. We expect to deliver the New Notes through the facilities of DTC on the Exchange Date. You will hold beneficial interest in the New Notes through DTC and its participants. For a more detailed summary of the form of the New Notes and settlement and clearance arrangements, you should read “—Form of New Notes; Book-Entry System”. Indirect holders trading their beneficial interests in the New Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of DTC, including those of its indirect participants, Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “—Form of New Notes; Book-Entry System”.

Payment of principal of and interest on the New Notes, so long as the New Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

All payments in respect of the New Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. No Additional Amounts will be paid on the New Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder or any agreement with the U.S. Internal Revenue Service in connection with these sections or regulations (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the New Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the New Notes, and no Additional Amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the New Notes, by tendering the Old Notes and accepting the New Notes in the Exchange Offer or otherwise purchasing or acquiring the New Notes, each holder (including each

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beneficial owner) of the New Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the New Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the New Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the New Notes, or amendment of the amount of interest due on the New Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the New Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and beneficial owner of the New Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the New Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the New Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the claims of holders of the New Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the New Notes upon an insolvency of LBG.

No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By tendering the Old Notes and accepting the New Notes in the Exchange Offer or otherwise purchasing or acquiring the New Notes, each holder and beneficial owner of the New Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act of 1939, as amended (the “TIA”); and (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in

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either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

By tendering the Old Notes and accepting the New Notes in the Exchange Offer or otherwise purchasing or acquiring the New Notes, each holder and beneficial owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the New Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such New Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the New Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to any series of the New Notes shall result if:

•	a court of competent jurisdiction makes an order for the winding-up of LBG which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding New Notes of such series may declare to be due and payable immediately in accordance with the terms of the relevant Indenture the principal amount of, and any accrued but unpaid payments, and any Additional Amounts (as defined below), on such series of the New Notes. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding New Notes of such series may rescind the declaration of acceleration and its consequences, but only if all Events of Default in respect of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Defaults

A “Default” with respect to any series of the New Notes shall result if:

•	any installment of interest on such series of the New Notes is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal on such series of the New Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.
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If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not declare the principal amount of any outstanding New Notes of such series to be due and payable.

However, a failure to make any payment on such series of the New Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to such series of the New Notes.

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the New Notes. By accepting a New Note of any series, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the New Note of such series or the relevant Indenture of such series (or between obligations which LBG may have under or in respect of any New Note of such series and any liability owed by a holder to LBG) that they might otherwise have against LBG, whether before or during such winding up.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding New Notes of the applicable series may waive any past Event of Default or Default, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on such series of the New Note or a covenant or provision of the relevant Indenture which cannot be modified or amended without the consent of each holder of the applicable series of the New Notes.

Subject to the provisions of the relevant Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs with respect to any series of the New Notes, the Trustee will be under no obligation to take direction from any holder or holders of the New Notes of such series, unless they have offered reasonable indemnity to the Trustee. Subject to the relevant Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding New Notes of the applicable series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the relevant Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the New Notes of such series not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default with respect to any series of the New Notes, give to each holder of the New Notes of such series notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the relevant Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

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We may, without the consent of the holders of any series of the New Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes of such series described in this prospectus except for the price to the public, issue date, first interest payment date and temporary CUSIP, ISIN or other identifying numbers, provided however that such additional notes of any series must be fungible with the New Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the New Notes of such series offered pursuant to the terms of this prospectus, will constitute a single series of securities under the relevant Indenture. There is no limitation on the amount of New Notes or other debt securities that we may issue under such Indenture.

Tax Redemption

If at any time a Tax Event has occurred with respect to any series of the New Notes, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption and Repurchases” below, redeem the relevant series of the New Notes in whole but not in part at any time at 100% of their principal amount, together with any accrued interest to, but excluding, the date fixed for redemption.

A “Tax Event” is deemed to have occurred with respect to such series of the New Notes if such series of:

(1) LBG determines that as a result of a Tax Law Change, in making any payments on the New Notes of such series, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts (as defined below) to any holder of such series of the New Notes pursuant to “—Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

•	result in LBG not being entitled to claim a deduction in respect of any payments in respect of the New Notes of such series in computing LBG’s taxation liabilities or materially reduce the amount of such deduction;

•	prevent the New Notes of such series from being treated as loan relationships for United Kingdom tax purposes;

•	as a result of the New Notes of such series being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the date of issue of the New Notes of such series or any similar system or systems having like effect as may from time to time exist);

•	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the New Notes of such series or the conversion of the New Notes of such series into shares or other obligations of LBG; or

•	result in a New Note of such series or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the New Notes of such series by taking measures reasonably available to it.

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“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes, or would become, effective on or after November 8, 2016 (the “Issue Date”), or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the applicable Issue Date.

Notice of any redemption of the New Notes of any series due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of such redemption in accordance with “—Conditions to Redemption and Repurchases” below, and to the Trustee at least ten (10) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that the Relevant Regulator is satisfied that the relevant change or event is material and was not reasonably foreseeable by LBG on the applicable Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes of the relevant series.

Redemption due to a Capital Disqualification Event

We may redeem the New Notes of any series in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the New Notes of such series if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the New Notes of such series will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the applicable Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes of such series.

Repurchases

We may at any time, and from time to time, purchase New Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. New Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all New Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Conditions to Redemption and Repurchases

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Classification: Limited

Any redemption or repurchase with respect to any series of the New Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem or purchase the New Notes of such series; and

(b) in respect of any redemption of any series of the New Notes proposed to be made prior to the fifth anniversary of the applicable Issue Date, if and to the extent then required under the relevant Regulatory Capital Requirements (A) in the case of an optional redemption of a series of the New Notes due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the applicable Issue Date, or (B) in the case of redemption of a series of the New Notes following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the applicable Issue Date; and

(c) if and to the extent then required by the relevant Regulatory Capital Requirements (A) on or before the relevant redemption or purchase date, LBG replacing the series of the New Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG or (B) LBG demonstrating to the satisfaction of the Relevant Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption or purchase of such series of the New Notes exceed its minimum capital requirements by a margin that the Relevant Regulator may consider necessary at such time based on the Regulatory Capital Requirements.

Notwithstanding the above conditions, if, at the time of any redemption or purchase with respect to any series of the New Notes, the prevailing Regulatory Capital Requirements permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

We and the Trustee may make certain modifications and amendments to the relevant Indenture with respect to any series of the New Notes without the consent of the holders of the New Notes of such series. Other modifications and amendments may be made to the Indenture with respect to any series of the New Notes with the consent of the holder or holders of not less than two-thirds in aggregate outstanding principal amount of the New Notes of such series outstanding that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each New Note of such series that would:

•	change the stated maturity of the principal amount of the New Notes of such series;

•	reduce the principal amount of, the interest rate, or the premium payable upon the redemption of, or the payments with respect to, the New Notes of such series;

•	change any obligation to pay Additional Amounts (as defined below) with respect to the New Notes of such series;

•	change the currency of payment with respect to the New Notes of such series;

•	impair the right to institute suit for the enforcement of any payment due and payable with respect to the New Notes of such series;
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•	reduce the percentage in aggregate principal amount of outstanding debt securities of the New Notes of such series necessary to modify or amend the relevant Indenture or to waive compliance with certain provisions of the relevant Indenture and any Event of Default or Default with respect to the New Notes of such series;

•	the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the New Notes of such series in a manner adverse to the holders of the New Notes of such series; or

•	modify the above requirements.

In addition, variations in the terms and conditions of any series of the New Notes, including modifications relating to redemption, an Event of Default or a Default, may require the non-objection from, or consent of, the PRA.

Waiver of Right to Set-Off

Subject to applicable law, no holder of the New Notes of any series may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the New Notes of such series. By accepting a New Note of any series, each holder of the New Notes of such series will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to such New Note or the relevant Indenture (or between our obligations under or in respect of the New Note of such series and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the Fifth Supplemental Indenture or the Sixth Supplemental Indenture, as applicable) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

By accepting the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the New Notes under Section 5.12 (Control by Holders) of the relevant Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the relevant series of the New Notes to direct certain actions relating to the New Notes, and (b) neither the Subordinated Indenture nor the Fifth Supplemental Indenture nor the Sixth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the New Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the New Notes), then the Trustee’s duties under the relevant Indenture shall remain applicable with respect to the New Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the relevant Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders of any series of the New Notes unless it receives written direction from holders of the relevant series representing a majority in aggregate principal amount of the New Notes of such series and security and/or indemnity satisfactory to the Trustee in its sole discretion. The relevant Indenture shall not be deemed to require the

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Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus.

Subsequent Holders’ Agreement

Holders and beneficial owners of the New Notes that acquire the New Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the New Notes that acquire the New Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the New Notes related to the U.K. bail-in power.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of the New Notes of any series, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, the obligations of LBG on the New Notes of such series, and under the relevant Indenture, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred with respect to the New Notes of such series, and we procure the delivery to the Trustee of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of the wholly-owned subsidiaries of LBG may assume the obligations under the New Notes of any series without the consent of any holder of the New Notes of such series, provided that we unconditionally guarantee, which shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the New Notes of such series. In such case, all of the direct obligations under the New Notes of such series and the relevant Indenture shall immediately be discharged. Any Additional Amounts under the New Notes of such series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “U.K. taxing jurisdiction”. However, if we make payment under such guarantee, we may be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes the obligations will also be entitled to redeem the New Notes of such series in the circumstances described in “—Tax Redemption” and “—Redemption due to a Capital Disqualification Event” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the applicable series of the New Notes might be deemed for U.S. federal income tax purposes to be an exchange of the applicable series of the New Notes for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

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Classification: Limited

The Subordinated Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture are, and the New Notes will be, governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the New Notes, which are governed by, and construed in accordance with, the laws of Scotland.

Form of New Notes; Book-Entry System

General

The New Notes shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with DTC, and will be registered in the name of such depositary or its nominee. Unless and until the New Notes are exchanged in whole or in part for other securities under the terms of the Indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

Beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream, Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as DTC, or its nominee, is the holder of a global debt security, DTC or its nominee will be considered the sole holder of such global debt security for all purposes under the Indenture. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have New Notes registered in its name, receive or be entitled to receive physical delivery of New Notes in definitive form or be considered the owner or holder of the New Notes under the Indenture. Each person having an ownership or other interest in the New Notes must rely on the procedures of DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the Indenture or the New Notes.

Payments on the Global Debt Security

Payments of any amounts in respect of the New Notes will be made by the Trustee upon receipt to DTC. Payments will be made to beneficial owners of the New Notes in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in the New Notes, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

The Clearing Systems

DTC has advised us as follows: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market

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instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Issuance of Definitive Securities

So long as DTC holds global securities in respect of any series of the New Notes, such global securities will not be exchangeable for definitive securities unless:

•	DTC notifies the Trustee that it is unwilling or unable to continue to act as depositary for the New Notes of such series or DTC ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the New Notes of such series when due; or

•	at any time we determine at our option and in our sole discretion, that the global securities of the New Notes of such series should be exchanged for definitive securities in registered form.

Each person having an ownership or other interest in the New Notes must rely exclusively on the rules or procedures of DTC and any agreement with any direct or indirect participant of DTC or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The Indenture permits us to determine at any time and in our sole discretion that any series of the New Notes shall no longer be represented by global securities. DTC has advised us that under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Definitive New Notes will be issued in registered form only. To the extent permitted by law, we, the Trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register. Payments will be made in respect of the New Notes by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive New Notes in exchange for a particular global security, DTC, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons and in the amounts that DTC specifies pursuant to its internal procedures.

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Classification: Limited

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for the New Notes, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three Business Days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three Business Days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Notices

All notices to holders of registered New Notes shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee, or given in accordance with the procedures of DTC.

Consent to Service of Process

Under the Indenture, we irrevocably designated our Chief U.S. Counsel, currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any New Note brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and we and irrevocably submitted to the jurisdiction of those courts.

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